UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Albireo Pharma, Inc.

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Albireo Pharma, Inc.

10 Post Office Square, Suite 502 South

Boston, MA 02109

April 24, 2018

To Our Stockholders:

You are cordially invited to attend the 2018 annual meeting of stockholders of Albireo Pharma, Inc. to be held at 8:30 a.m. ET on Friday, June 8, 2018, at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109.

Details regarding the meeting, the business to be conducted at the meeting, and information about Albireo Pharma, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, three persons will be elected to our board of directors. In addition, we will ask stockholders: to approve the Albireo Pharma, Inc. 2018 Equity Incentive Plan, to approve the Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. The board of directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 26, 2018, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2018 annual meeting of stockholders and our 2017 annual report to stockholders. The Notice also provides instructions on how to vote online and how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting whether or not you can attend.

Thank you for your continued support of Albireo Pharma, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Ronald H.W. Cooper
President and Chief Executive Officer

Albireo Pharma, Inc.

10 Post Office Square, Suite 502 South

Boston, MA 02109

April 24, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME:	8:30 AM ET

DATE:	Friday, June 8, 2018

PLACE:	10 Post Office Square, Suite 502 South, Boston, MA 02109

PURPOSES:

1.	To elect three Class II directors to serve three-year terms expiring in 2021;

2.	To approve the Albireo Pharma, Inc. 2018 Equity Incentive Plan;

3.	To approve the Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To transact such other business as may be properly presented at the annual meeting or any adjournment or postponement thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Albireo Pharma, Inc. common stock at the close of business on April 18, 2018. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109.

All stockholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and to submit your proxy over the Internet or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas A. Shea
Chief Financial Officer, Treasurer and Secretary

ALBIREO PHARMA, INC.

10 Post Office Square, Suite 502 South

Boston, MA 02109

PROXY STATEMENT FOR ALBIREO PHARMA, INC.

2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2018

This proxy statement, along with the accompanying notice of 2018 annual meeting of stockholders, contains information about the 2018 annual meeting of stockholders of Albireo Pharma, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 8:30 a.m., local time, on Friday, June 8, 2018, at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109.

In this proxy statement, we refer to Albireo Pharma, Inc. and its direct and indirect subsidiaries as “the Company,” “we” and “us” and, for periods prior to November 3, 2016, we refer to Albireo Limited or any of its direct and indirect subsidiaries as “Albireo.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about April 26, 2018, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2017 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2018

The notice of 2018 annual meeting of stockholders, this proxy statement, our form of proxy card and our 2017 annual report to stockholders are available for viewing, printing and downloading at http://ir.albireopharma.com/2018annualmeeting.cfm. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2017, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financials & Filings” section of the “Media & Investors” section of our website at www.albireopharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Albireo Pharma, Inc., Attn: Investor Relations, 10 Post Office Square, Suite 502 South, Boston, MA 02109. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2018 annual meeting of stockholders to be held at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109 on Friday, June 8, 2018, at 8:30 a.m. ET and any adjournments or postponements of the meeting. We refer to this meeting as the annual meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 26, 2018.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 18, 2018 are entitled to vote at the annual meeting. On this record date, there were 11,941,939 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•	Over the Internet. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors’ recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 7, 2018.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the approval of the Albireo Pharma, Inc. 2018 Equity Incentive Plan;

•	“FOR” the approval of the Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting over the Internet as instructed above;

•	by notifying our Corporate Secretary, Thomas A. Shea, in writing before the annual meeting that you have revoked your proxy; or

•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 4 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker nonvote” will occur for any particular matter if your bank, broker or other nominee cannot vote your shares on that matter because it has not received instructions from you and does not have discretionary voting authority on the matter or if your bank, broker or other nominee chooses not to exercise discretionary voting authority that it does have.

Your bank, broker or other nominee does not have discretionary voting authority on the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In addition, your bank, broker or other nominee does not have discretionary voting authority on the proposal to approve the Albireo Pharma, Inc. 2018 Equity Incentive Plan or the proposal to approve the Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, the proposal to approve the Albireo Pharma, Inc. 2018 Equity Incentive Plan or the proposal to approve the Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote their customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote.

Proposal 2: Approve the Albireo Pharma, Inc. 2018 Equity Incentive Plan	The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the Albireo Pharma, Inc. 2018 Equity Incentive Plan. Abstentions will have the effect of votes against this proposal. Brokerage firms do not have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote.

Proposal 3: Approve the Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan	The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan. Abstentions will have the effect of votes against this proposal. Brokerage firms do not have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker nonvote. Such broker nonvotes will have no effect on the results of this vote.

Proposal 4: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have the effect of votes against this proposal. Brokerage firms have authority to vote their customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker nonvotes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018, the audit committee of our board of directors will reconsider its appointment.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

In order to hold the meeting, there must be a quorum. For there to be a quorum at the meeting, the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. Shares represented by stockholders of record who are present in person or represented by proxy at the meeting, including shares that are voted or that abstain on any particular matter and broker nonvotes, will be counted for purposes of determining whether there is a quorum.

Attending the Annual Meeting

The annual meeting will be held at 8:30 a.m. ET on Friday, June 8, 2018, at our corporate offices located at 10 Post Office Square, Suite 502 South, Boston, MA 02109. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If a broker or other nominee holds your shares and (1) your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy or you do not wish to participate in householding and would like to receive your own Notice or, if applicable, set of our proxy materials in future years or (2) you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided on your Notice or proxy card or by following the instructions provided when you vote over the Internet.

Description of the Share Exchange Transaction Completed in November 2016

On November 3, 2016, Albireo Pharma, Inc. (formerly Biodel Inc.), or the Company, completed a share exchange pursuant to the Amended and Restated Share Exchange Agreement, dated as of July 13, 2016, by and among the Company, Albireo Limited and the holders of shares and notes convertible into shares of Albireo Limited, or the Exchange Agreement. Pursuant to the Exchange Agreement, each holder of Albireo Limited shares or notes convertible into Albireo Limited shares exchanged their shares of Albireo Limited for newly issued shares of the Company’s common stock. The share exchange is referred to in this proxy statement as the “Biodel Transaction.” As a result of the Biodel Transaction, Albireo Limited became a wholly owned subsidiary of the Company. Following the completion of the Biodel Transaction, the business of Albireo Limited became the business of the Company and the Company’s corporate name was changed from Biodel Inc. to Albireo Pharma, Inc. Also on November 3, 2016, in connection with, and prior to completion of, the Biodel Transaction, the Company effected a 1-for-30 reverse stock split of its common stock. In addition, as a result of the Biodel

Transaction, the Company’s board of directors decided to change the Company’s fiscal year end from September 30 to December 31. Unless otherwise noted, all references to common stock share amounts and prices per share of common stock in this proxy statement reflect the reverse stock split. As used herein, the word “Biodel” refers to the Company prior to the completion of the Biodel Transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of April 1, 2018 by (i) each of our directors, director nominees and executive officers named in the Summary Compensation Table on page 21 of this proxy statement, or the named executive officers, (ii) all of our current executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2018 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, subject to community property laws, where applicable. Percentage of ownership is based on 11,897,146 shares of common stock outstanding on April 1, 2018. Unless otherwise noted below, the address of each stockholder below is c/o Albireo Pharma, Inc., 10 Post Office Square, Suite 502 South, Boston, Massachusetts 02109.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)
5% Stockholders
Entities affiliated with Fidelity Investments (1) 245 Summer Street Boston, MA 02210	619,533	5.2%
Perceptive Life Sciences Master Fund Ltd. (2) c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor New York, NY 10003	1,704,329	14.3%
Phase4 Ventures III GP LP (in its capacity as general partner of Phase4 Ventures III LP) (3) c/o Phase4 Partners Limited 1 Cavendish Place London W1G 0QF, United Kingdom	1,065,447	9.0%
Muneer A. Satter and his affiliates (4) c/o Satter Management Co., L.P. 676 North Michigan Avenue, Suite 4000 Chicago, IL 60611	832,000	7.0%
TPG Biotech and related funds (5) c/o TPG Global, LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	777,096	6.5%
TVM Capital and related funds (6) c/o TVM Capital Ottostrasse 4 80333 Munich, Germany	621,761	5.2%
Named Executive Officers, Directors and Director Nominees
Ronald H.W. Cooper (7)	163,866	1.4%
Martha J. Carter (8)	28,357	*
Paresh N. Soni, M.D. (9)	39,373	*
Julia R. Brown (10)	5,874	*

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)
David Chiswell, Ph.D. (11)	57,778	*
Michael Gutch, Ph.D. (12)	1,500	*
Heather Preston, M.D. (13)	1,500	*
Davey S. Scoon (14)	5,874	*
Roger A. Jeffs, Ph.D.	—	*
Anne Klibanski, M.D.	—	*
Stephanie S. Okey, M.S.	—	*
All current executive officers and directors as a group (11 persons) (15)	436,107	3.6%

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	Reflects shares of common stock purchased from us by entities affiliated with Fidelity Investments in February 2018. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees.
(2)	Based on the Schedule 13G/A filed by Perceptive Advisors LLC and its affiliates with the SEC on December 4, 2017 and the Form 4 filed by Perceptive Advisors LLC and its affiliates with the SEC on January 25, 2018. Consists of shares of common stock held by Perceptive Life Sciences Master Fund, Ltd., or the Master Fund. Also reflects 109,329 shares of common stock that we believe were purchased from us by the Master Fund during February 2018. Perceptive Advisors LLC, or Perceptive Advisers, serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund.
(3)	Based on the Schedule 13D/A filed by Phase4 Partners Limited and its affiliates with the SEC on February 2, 2018. Consists of shares of common stock held by Phase4 Ventures III GP LP, or Phase4 GPLP, in its capacity as general partner of Phase4 Ventures III LP, or Phase4 III. Phase4 GPLP is the general partner of Phase4 III. The general partner of Phase4 GPLP is Phase4 Ventures III General Partner Limited, or Phase4 GP. Phase4 GP has appointed Phase4 Partners Limited, or Phase4 Partners, to act as the manager of Phase4 III. Phase4 Partners ultimately exercises voting and investment power over the securities held by Phase4 GPLP. Dr. Alastair McKinnon, Denise Scots-Knight, Ph.D. and Charles Sermon, as Directors of Phase4 Partners, also share voting and investment power over the securities held by Phase4 GPLP, but disclaim beneficial ownership except to the extent of their pecuniary interest therein, if any.
(4)	Based on the Schedule 13G/A filed by Muneer A. Satter and his affiliates with the SEC on February 9, 2018. Consists of (a) 670,707 shares of common stock held by Satter Medical Technology Partners, L.P. for which Mr. Satter has sole voting and dispositive power over all such shares, (b) 73,170 shares of common stock held by Muneer A. Satter Revocable Trust for which Mr. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares, and (c) 88,123 shares of common stock held by various other trusts and other entities for which Mr. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares.

(5)	Consists of 568,638 shares of common stock held by TPG Biotechnology Partners II, L.P., or TPG Partners II, and 208,458 shares of common stock held by TPG Biotech II Reinvest AIV L.P., or TPG II Reinvest. The general partner of TPG Partners II and TPG II Reinvest is TPG Biotechnology GenPar II, L.P., whose general partner is TPG Biotechnology GenPar II Advisors, LLC, whose sole member is TPG Holdings I, L.P., whose general partner is TPG Holdings I-A, LLC, whose sole member is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the shares held by TPG Partners II and TPG II Reinvest. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by TPG Partners II and TPG II Reinvest except to the extent of their pecuniary interest therein, if any.
(6)	Based on the Schedule 13D filed by TVM Life Science Ventures VI L.P. and its affiliates with the SEC on November 14, 2016. Consists of 486,812 shares of common stock held by TVM Life Science Ventures VI GmbH & Co. KG, or TVM VI, and 134,949 shares of common stock held by TVM Life Science Ventures VI L.P., or TVM VI Cayman. As the managing limited partner of TVM VI and TVM VI Cayman, TVM Life Science Ventures Management VI L.P., or TVM VI Management, may be deemed to beneficially own the securities held by TVM VI and TVM VI Cayman. As the members of the investment committee of TVM VI Management, each of Hubert Birner, Stefan Fischer, Alexandra Goll and Helmut Schühsler may also be deemed to beneficially own the securities held by TVM VI and TVM VI Cayman, but disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein, if any.
(7)	Consists of 5,946 shares of common stock held by Mr. Cooper and options to purchase 157,920 shares of common stock exercisable within 60 days of April 1, 2018.
(8)	Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2018.
(9)	Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2018.
(10)	Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2018.
(11)	Consists of options to purchase 1,500 shares of common stock exercisable within 60 days of April 1, 2018 held by Dr. Chiswell and 56,278 shares of common stock held by Dr. Chiswell’s spouse. Dr. Chiswell disclaims beneficial ownership of the securities held by his spouse.
(12)	Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2018.
(13)	Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2018. Dr. Preston is a TPG Partner. Dr. Preston has no voting or investment power over and disclaims beneficial ownership of the securities held by TPG Partners II and TPG II Reinvest described in footnote 5.
(14)	Consists of options to purchase shares of common stock exercisable within 60 days of April 1, 2018.
(15)	See footnotes 7 through 14. Also includes options to purchase 36,226 shares of common stock exercisable within 60 days of April 1, 2018 held by Thomas A. Shea, our Chief Financial Officer, Treasurer and Secretary, and 59,214 shares of common stock and options to purchase 36,545 shares of common stock exercisable within 60 days of April 1, 2018 held by Jan P. Mattsson, Ph.D., our Chief Operating Officer.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our restated certificate of incorporation provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of seven members, classified into three classes as follows: (1) Julia R. Brown, Ronald H.W. Cooper and Heather Preston, M.D. constitute Class II, with a term ending at the 2018 annual meeting of stockholders; (2) David Chiswell, Ph.D. and Davey S. Scoon constitute Class III, with a term ending at the 2019 annual meeting of stockholders; and (3) Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. constitute Class I, with a term ending at the 2020 annual meeting of stockholders. Ms. Brown and Dr. Preston will continue to serve as directors through the end of their respective terms, which conclude at the 2018 annual meeting of stockholders and when their respective successors have been elected and qualified. Anne Klibanski, M.D. and Stephanie S. Okey, M.S. have been nominated for election, along with Mr. Cooper, to serve as directors in Class II.

On April 6, 2018, our board of directors accepted the recommendation of the nominating and governance committee and voted to nominate Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S. for election at the annual meeting for a term of three years to serve until the 2021 annual meeting of stockholders and until their respective successors have been elected and qualified.

Set forth below are the names of our directors and persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors, if any, and the names of other public companies in which such persons hold or have held directorships during the past five years, as of April 1, 2018. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Ronald H.W. Cooper	55	President, Chief Executive Officer and Director
David Chiswell, Ph.D. (3)	64	Chairman of the Board of Directors
Julia R. Brown (2)(3)	70	Director
Michael Gutch, Ph.D. (1)(2)	52	Director
Roger A. Jeffs, Ph.D. (2)	56	Director
Heather Preston, M.D. (1)(3)	52	Director
Davey S. Scoon (1)	71	Director
Anne Klibanski, M.D.	67	Director Nominee
Stephanie S. Okey, M.S.	58	Director Nominee

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and governance committee

Ronald H.W. Cooper has served as our President and Chief Executive Officer and a member of our board of directors since the completion of the Biodel Transaction in November 2016. From July 2015 until the completion of the Biodel Transaction, he served as President and Chief Executive Officer of Albireo and he has served as a director of Albireo since September 2015. Prior to joining Albireo, Mr. Cooper worked for over 25 years in successive leadership roles at Bristol-Myers Squibb Company, a global biopharmaceutical company. Most recently, at Bristol-Myers Squibb Company, Mr. Cooper served as President, Europe from May 2010 until November 2015; President, Northern and Central Europe from April 2009 until April 2010; and Senior Vice President and General Manager, EU Markets from January 2008 until March 2009. Previously, Mr. Cooper held multiple senior roles in the U.S. and other countries. Mr. Cooper has served on the board of directors of

Genocea Biosciences, Inc., a publicly traded biopharmaceutical company, since June 2016. Mr. Cooper earned his Bachelor’s degree in Chemistry and Business Administration from St. Francis Xavier University in Canada.

Mr. Cooper’s qualifications to serve on our board of directors include his extensive executive leadership and experience in the life sciences industry and his knowledge of our business as our President and Chief Executive Officer.

David Chiswell, Ph.D. has served as the Chairman of our board of directors since the completion of the Biodel Transaction in November 2016. He has served as the Chairman of Albireo’s board of directors since February 2008. In 1990, Dr. Chiswell co-founded Cambridge Antibody Technology (CAT), an early innovator in the development of antibody drugs, where he was responsible for operational management from 1990 to 2002 and was Chief Executive Officer from 1996 to 2002. For his contributions to the British biotech community, Dr. Chiswell was awarded the Order of the British Empire in 2006. Dr. Chiswell earned his Ph.D. in Virology from the University of Glasgow and his B.Sc. in Microbiology from the Queen Mary College University of London. Since 2002, Dr. Chiswell has focused on the development of early stage biotechnology companies, including serving as Chief Executive Officer of Nabriva Therapeutics AG, now a publicly traded biotechnology company, from April 2009 to May 2012, and as a member of its board of directors from 2006 until August 2016. Dr. Chiswell currently serves as the CEO of Kymab Ltd., a UK-based therapeutic antibody company.

Dr. Chiswell’s qualifications to serve on our board of directors include his substantial experience as chief executive officer and director of other biotechnology companies.

Julia R. Brown became a member of Biodel’s board of directors in April 2012 and continues to serve as a member of our board of directors following the completion of the Biodel Transaction in November 2016. Ms. Brown has held a variety of executive positions over her 40-year career in the pharmaceutical industry. From January 2000 to July 2003, Ms. Brown served as Executive Vice President of Amylin Pharmaceuticals, Inc. and she served as Advisor to the CEO of Amylin until 2008. Prior to joining Amylin, Ms. Brown was Executive Vice President of Dura Pharmaceuticals, Inc. Ms. Brown spent over 25 years with Eli Lilly and Company in progressively senior roles, including Vice President of IVAC Corporation and General Manager of its Vital Signs Division and Vice President of Worldwide Marketing for Hybritech. Since August 2017, Ms. Brown has served as a member of the board of directors of American Gene Technologies International Inc., a privately held biotechnology company. She has previously served on the board of directors of Targacept, Inc. and Cleveland Biolabs, Inc., two publicly traded companies. She has also previously served on the boards of six other development-stage pharmaceutical companies, as well as chairperson of the Corporate Directors Forum. Ms. Brown is chair emerita of the UC San Diego Foundation and a member of the boards of two industry associations. She earned her undergraduate degree from Louisiana Tech University and a Master’s degree from Harvard.

Ms. Brown’s qualifications to serve on our board of directors include her extensive experience in the pharmaceutical industry — particularly in development-stage companies — and her extensive involvement in organizations that are dedicated to fostering high standards of professionalism in corporate governance.

Michael Gutch, Ph.D. has served as a member of our board of directors since the completion of the Biodel Transaction in November 2016 and, from October 2015 until the completion of the Biodel Transaction, he served on Albireo’s board of directors. Since April 2017, Dr. Gutch has served as the Chief Business Officer and Chief Financial Officer of Entasis Therapeutics, a biotechnology company. From January 2014 to March 2017, he served as Executive Director of Corporate Development and Head of Equities at AstraZeneca, a global biopharmaceutical company. Dr. Gutch also served as Managing Director, Medimmune Ventures, the corporate venture capital arm of AstraZeneca from September 2011 to December 2013. Dr. Gutch served as Investment Director, HIG BioVentures of the investment firm HIG Capital from February 2008 to September 2011. Dr. Gutch has previously served as a Director of numerous private biotechnology companies and nonprofit organizations. Dr. Gutch holds an MBA in Finance from Indiana University and a Ph.D. in Molecular Pathology from SUNY Stony Brook. He earned his Bachelor’s degrees in Biology and Chemistry from Alfred University.

Dr. Gutch’s qualifications to serve on our board of directors include his experience as a biotechnology company executive and his experience as a venture capital investor in, and director of, several biotechnology companies.

Roger A. Jeffs, Ph.D. has served as a member of our board of directors since September 2017. He is the co-founder and co-owner of Bull City Select Investments, an investment firm focused on in-licensing and development of early-stage biotechnology assets. Previously, Dr. Jeffs served in various leadership positions for United Therapeutics, a biotechnology company focused in rare diseases, including Co-Chief Executive Officer from January 2015 to June 2016, President from April 2001 to June 2016, Chief Operating Officer from April 2001 to December 2014 and member of the board of directors from June 2002 until June 2016. He also served as a Senior Advisor to United Therapeutics Corporation from June 2016 to December 2017. Prior to United Therapeutics, Dr. Jeffs held positions at Amgen Inc. and Burroughs Wellcome & Company, where he held roles in clinical development. Dr. Jeffs is a member of the board of directors each of Axsome Therapeutics, Inc., where he serves as the Lead Director, Axovant Sciences Ltd., Dova Pharmaceuticals, Inc. and Sangamo Therapeutics, Inc. He holds a B.S. in Chemistry from Duke University and Ph.D. in Pharmacology from the University of North Carolina.

Dr. Jeffs’ qualifications to serve on our board of directors include his scientific background and business experience, coupled with his experience as a chief executive officer of a publicly traded biotechnology company.

Heather Preston, M.D. has served as a member of our board of directors since the completion of the Biodel Transaction in November 2016 and, from April 2008 until the completion of the Biodel Transaction, she served on Albireo’s board of directors. Dr. Preston is currently employed as a Partner and Managing Director of TPG Biotech, a biotechnology venture capital firm. Dr. Preston joined TPG in 2005. She currently serves on the board of directors of Alder Biopharmaceuticals, Inc. and Otonomy, Inc., each of which are publicly traded biopharmaceutical companies, and on the boards of a number of private companies. Prior to joining TPG Biotech, Dr. Preston served for two years as a medical device and biotechnology venture capital investor at JP Morgan Partners, LLC, a private equity firm. Prior to that, she was an Entrepreneur in Residence at New Enterprise Associates, a venture capital firm. From 1997 to 2002, Dr. Preston served as a leader of the pharmaceutical and medical products consulting practice at McKinsey & Co, in New York. Dr. Preston holds a B.Sc.Hons degree in biochemistry from the University of London and an M.D. from the University of Oxford. After leaving Oxford, Dr. Preston completed a post-doctoral fellowship in molecular biology at the Dana Farber Cancer Institute, Harvard University. Dr. Preston completed her training in Internal Medicine at the Massachusetts General Hospital and then sub-specialized in Gastroenterology and Hepatology at U.C.S.F. During Dr. Preston’s academic career, she was the recipient of a Fulbright Scholarship, a Fulbright Cancer Research Scholarship, a Harlech Scholarship and a Science and Engineering Research Council Post-doctoral Fellowship Award.

Dr. Preston’s qualifications to serve on our board of directors include her experience as an investor in biopharmaceutical and life sciences companies, her educational background, and leadership in the medical and life science industries.

Davey S. Scoon became a member of Biodel’s board of directors in April 2013 and continues to serve as a member of our board of directors following the completion of the Biodel Transaction in November 2016. Mr. Scoon’s business career has included senior executive positions in Finance and Administration across a range of industries including asset management, insurance, retailing and consumer products. His board leadership positions include board chair and audit chair positions in industries including mutual funds, health insurance and life sciences. Mr. Scoon is currently the Chair of the board of trustees for Allianz Global Investors and a board member and Audit Chair of AMAG Pharmaceuticals, Inc. Previously he served as the Chairman of the audit committees of NitroMed, Inc., CardioKine, Inc. and Orthofix International N.V., and as the nonexecutive Chairman of Tufts Health Plan. In addition to his board work, Mr. Scoon is an adjunct professor teaching accounting at the University of Wisconsin-Madison. Mr. Scoon is an audit committee financial expert having been a Chief Financial Officer in the manufacturing, financial services and retailing industries. He has an extensive background in risk management, has operated successfully in strictly regulated industries, has been involved in M&A activities throughout his career and has a thorough working knowledge of Sarbanes-Oxley. Mr. Scoon’s previous corporate experience includes Chief Administrative and Financial Officer of Tom’s of Maine, Inc., Chief Administrative and Financial Officer of Sunlife Financial U.S., Executive Vice President and Chief Operating Officer of Liberty Funds Group of Boston (formerly Colonial Management) and Certified Public Accountant with Price Waterhouse & Company. Mr. Scoon earned an MBA from Harvard Business School and a BBA in Business Administration from the University of Wisconsin.

Mr. Scoon’s qualifications to serve on our board of directors include his many years serving as a senior executive with public companies, his expertise with finance and administration, and his extensive experience serving on boards of directors.

Anne Klibanski, M.D. has been nominated by our board of directors for election at the annual meeting. Dr. Klibanski has served as Chief Academic Officer of Partners HealthCare since March 2012, where she oversees Partners-wide academic programs in research and education. Dr. Klibanski has also served as Chief, Neuroendocrine Unit at Massachusetts General Hospital since 1989 and as the Laurie Carrol Guthart Professor of Medicine at Harvard Medical School since 2009. She is a leader in the field of neuroendocrine disorders and pituitary tumors. The author of over 350 papers and chapters, she has received numerous awards, including the Endocrine Society Clinical Investigator Award and the Clinical Endocrinology Trust Medal from the British Endocrine Society and has served as a member of the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK) Board of Counselors. Dr. Klibanski holds a B.A. from Barnard College and an M.D. from New York University School of Medicine.

Dr. Klibanski’s qualifications to serve on our board of directors include her scientific background and her experience as a senior executive of a major healthcare system and a leading academic scientist, medical researcher and clinician.

Stephanie S. Okey, M.S. has been nominated by our board of directors for election at the annual meeting. For over 25 years, from 1987 until July 2015, Ms. Okey served in various positions of increasing responsibility in the biopharmaceutical industry, first at Genentech, Inc., followed by 19 years at Genyzme, a Sanofi company. Ms. Okey’s management experience during her tenure at Genyzme included serving as Senior Vice President, Head of North America, Rare Diseases, and U.S. General Manager, Rare Diseases from August 2012 to July 2015 and as Vice President and General Manager, U.S. Genetic Diseases Business Unit from September 2011 to August 2012. Ms. Okey retired from Genzyme, a Sanofi company, in July 2015. In addition, she previously served as a member of the board of directors of the California Life Sciences Association from October 2014 to January 2016. Ms. Okey holds a B.S. in Zoology from The Ohio State University and a M.S. in Immunology and Medical Microbiology from Wright State University.

Ms. Okey’s qualifications to serve on our board of directors include her executive leadership experience and her extensive experience in the commercialization of orphan disease products.

There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Independence

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors has determined that none of Dr. Chiswell, Ms. Brown, Dr. Gutch, Dr. Jeffs, Dr. Preston or Mr. Scoon, representing six out of our seven directors, nor Dr. Klibanski nor Ms. Okey, our director nominees who do not currently serve on our board of directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Mr. Cooper is employed by the Company and is therefore not independent under Nasdaq Marketplace Rules. In making such determinations, the board of directors considered the relationships that each such nonemployee director or director nominee has with the Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director or director nominee. In addition, our board of directors considered the association of certain of our directors or director nominees with the holders of more than 5% of our common stock as well as the effect of each of the transactions described in “Certain Relationships and Related Person Transactions” below.

Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2017, there were eight meetings of the board of directors, five meetings of the audit committee, five meetings of the compensation committee and three meetings of the nominating and governance committee. No director attended fewer than 75% of the total number of meetings of the board of directors and of the committee of the board on which he or she served during his or her tenure during fiscal 2017. Our board of directors has adopted a policy that each member of our board of directors make every effort to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders held in June 2017, except for Dr. Jeffs, who joined our board of directors in September 2017.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the Media & Investors section of our website, which is located at www.albireopharma.com, under the caption “Corporate Governance.” The composition and function of each of these committees are described below.

Audit Committee. This committee currently has three members, Mr. Scoon (Chairman), Dr. Gutch and Dr. Preston. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews the annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The board of directors has determined that Mr. Scoon is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.

Compensation Committee. This committee currently has three members, Dr. Gutch (Chairman), Ms. Brown and Dr. Jeffs. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2016 Equity Incentive Plan and will administer our 2018 Equity Incentive Plan and our 2018 Employee Stock Purchase Plan. Our compensation committee reviews and makes recommendations to the board of directors regarding the compensation of our chief executive officer and other executive officers. Our board of directors and our compensation committee conducts its decision-making process with respect to the compensation of our chief executive officer without the chief executive officer present. Our board of directors has determined that all members of the compensation committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

Each year, typically during the first calendar quarter, we evaluate each executive officer’s performance for the prior year. In connection with the annual review cycle, Mr. Cooper, our president and chief executive officer, meets with our executive officers to discuss our accomplishments and the individual’s performance and contributions during the prior year. Mr. Cooper also evaluates company performance against stated corporate goals. This process leads to a recommendation by Mr. Cooper to the compensation committee with respect to each executive officer, including himself, as to:

•	the achievement of stated corporate goals and individual performance;

•	the level of contributions made to the general management and leadership of the Company;

•	the appropriateness of salary increases;

•	the amount of bonuses to be paid, if any; and whether or not stock option and/or other equity awards should be made.

These recommendations are reviewed and taken into account by the compensation committee. The compensation committee makes a recommendation regarding executive compensation to the full board of directors, which then approves the compensation of our executive officers. The compensation committee grants stock options and/or other equity awards to our executive officers.

In the second half of 2017, our compensation committee engaged Radford, part of Aon Hewitt (“Radford”), an independent compensation consultant, to assist the committee in fulfilling its responsibilities under its charter with respect to employee compensation, including peer group development, benchmarking and advising on executive and director compensation and compensation program design and market practices generally, and to advise on the design of the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan. The compensation committee has the sole authority to approve the terms of the engagement of Radford. Although our board of directors and compensation committee consider the advice and recommendations of Radford or any other independent compensation consultant that our compensation committee may engage as to our executive or director compensation, our board of directors and compensation committee ultimately make their own decisions about these matters.

Except for a modest amount of compensation benchmarking for nonexecutive position services provided by Radford to us, Radford did not provide any services to us or our compensation committee other than as described above in connection with our executive and director compensation for 2018, although we may engage Radford or another consultant to provide services for us in connection with executive and director compensation in the future. The compensation committee has assessed the independence of Radford pursuant to SEC rules and concluded that Radford’s work for the compensation committee does not raise any conflict of interest.

Nominating and Governance Committee. Our nominating and governance committee has three members, Dr. Chiswell (Chairman), Ms. Brown and Dr. Preston. The nominating and governance committee’s role and responsibilities are set forth in the nominating and governance committee’s written charter and include evaluating and making recommendations to the full board of directors as to the composition, organization and governance of the board of directors and its committees, evaluating and making recommendations as to potential candidates, and evaluating current board members’ performance. All members of the nominating and governance committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our amended and restated bylaws, the “Procedures for

Stockholders Submitting Nominating Recommendations” appended to our nominating and governance committee charter, and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the biotechnology industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the nominating and governance committee under our corporate governance policies, it should submit recommendations for consideration in writing, addressed to the nominating and governance committee, care of our Corporate Secretary, at our principal offices. Submissions must be made by mail, courier or personal delivery; e-mailed submissions will not be considered. A nominating recommendation must be accompanied by the following information concerning each recommending stockholder:

•	the name and address, including telephone number, of the recommending stockholder;

•	the number of our shares owned by the recommending stockholder and the time period for which such shares have been held;

•	if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

•	a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	the information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, and business experience for the past five years of the proposed nominee, as well as information regarding certain types of legal proceedings within the past ten years involving the nominee);

•	the information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of our securities);

•	the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions between the Company and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with us);

•	all relationships between the proposed nominee and the recommending stockholder, and any agreements or understandings regarding the nomination, including those between the recommending stockholder and the nominee; and

•	all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company.

The recommending stockholder must also furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of the Company. The recommending stockholder must state whether, in the view of the stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

The nominating recommendation must be accompanied by the written consent of the proposed nominee to: (a) be considered by the committee and interviewed if the committee chooses to do so in its discretion, and (b) if nominated and elected, to serve as a director of the Company. The recommending stockholder must furnish the proposed nominee’s contact information for this purpose.

If a recommendation is submitted by an affiliated group of two or more stockholders, the information regarding recommending stockholders set forth above must be submitted with respect to each stockholder in the group.

The nominating and governance committee considers issues of diversity among its members in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives and experiences on the board of directors and its committees.

Board Leadership Structure and Role on Risk Oversight

The positions of our chairman of the board and chief executive officer are separate. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental roles of setting a company’s overall strategy and providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require the chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks. For example, in determining whether and under what circumstances we will engage in financing transactions or enter into licensing, collaboration or similar arrangements, the board of directors is involved in our management of risks related to our financial condition or of the risks inherent in drug development and commercialization.

As part of its oversight, our board of directors receives reports by each committee chair regarding the committee’s considerations and actions. In particular, the audit committee is responsible for discussing the adequacy of our risk management activities with management and our independent registered public accounting firm. The audit committee’s primary emphasis is financial risk, including our internal control over financial reporting, and also oversees our management of exposure to certain financial risks through its periodic review of our investment policy and the allocation of our investment portfolio. In addition, the compensation committee is responsible for considering whether our compensation programs and practices are reasonably likely to have a material adverse effect on us.

At each of its meetings, the board of directors receives business updates from various members of management. These updates may identify matters that have emerged within that member of management’s scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the board of directors provides guidance to management. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact Hans Vitzthum, LifeSci Advisors LLC, at 212-915-2568. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at Albireo Pharma, Inc., Attention: Chairman of the Board, 10 Post Office Square, Suite 502 South, Boston, Massachusetts 02109. Communications will be distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements. In addition, any material that is hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors as of April 1, 2018. We have employment agreements with all of our executive officers and all of our executive officers are at-will employees.

Name	Age	Position(s) with the Company
Jan P. Mattsson, Ph.D.	53	Chief Operating Officer
Thomas A. Shea	58	Chief Financial Officer, Treasurer and Secretary
Paresh N. Soni, M.D., Ph.D.	57	Chief Medical Officer
Martha J. Carter	65	Chief Regulatory Officer

Jan P. Mattsson, Ph.D. has served as our Chief Operating Officer since the completion of the Biodel Transaction in November 2016. Dr. Mattsson is a co-founder of Albireo and has served as Chief Operating Officer of Albireo AB since February 2010, as Managing Director of Albireo AB since March 2008, as a director Albireo AB since May 2008 and as Managing Director and a director of Elobix AB since November 2013. Previously, he served as Vice President of Operations of Albireo AB from February 2008 to February 2010, as Chief Operating Officer of Albireo Limited from February 2010 until the completion of the Biodel Transaction and as a director of Albireo Limited from February 2008 to April 2015. Prior to co-founding Albireo, Dr. Mattsson served as Associate Director at AstraZeneca. Dr. Mattsson holds a Bachelor’s degree in Chemistry and a Ph.D. in Biochemistry from University of Gothenburg.

Thomas A. Shea has served as our Chief Financial Officer and Treasurer since the completion of the Biodel Transaction in November 2016 and as our Secretary since April 2018 and, from July 2016 until the completion of the Biodel Transaction, he served as Albireo’s Chief Financial Officer. Prior to joining Albireo, Mr. Shea served as Senior Vice President, Chief Financial Officer and Treasurer of EPIRUS Biopharmaceuticals, Inc. from June 2013 to June 2016. He was formerly the Chief Financial Officer of Euthymics Bioscience, Inc., Neurovance, Inc. and EBI Life Sciences, Inc., three affiliated companies developing neurological and pain drug candidates, from 2011 to June 2013. Previously, Mr. Shea was the Chief Financial Officer of Tolerx, Inc., an autoimmune company, for six years, from 2005 to 2011, and Cubist Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.) for 10 years. At Cubist, Mr. Shea was an integral part of the leadership team transitioning the company from a private to a public company. In July 2016, EPIRUS filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Shea currently serves on the board of directors of Compliance Management Group, a private company. Mr. Shea holds a B.S. degree from Babson College and Master’s degree from Suffolk University.

Paresh N. Soni, M.D., Ph.D. has served as our Chief Medical Officer since the completion of the Biodel Transaction in November 2016 and, from September 2016 until the completion of the Biodel Transaction, he served as Albireo’s Chief Medical Officer. Prior to joining Albireo, Dr. Soni served as Vice President, Global Medical Sciences at Alexion Pharmaceuticals, Inc., a global rare disease biopharma company, from August 2015 to July 2016, and previously served as Vice President, Alexion Research from June 2014 to July 2015. From August 2013 to June 2014, Dr. Soni provided consulting services in the pharmaceuticals industry. Prior to that, Dr. Soni served as Senior Vice President, Head of Development at Amarin Corporation PLC from September 2008 to August 2013, where he was responsible for the development and regulatory approval of Vascepa® for elevated triglycerides. Dr. Soni began his pharmaceutical career at Pfizer Inc., holding various positions of increasing responsibility. Dr. Soni is an internist and gastroenterologist, who completed his medical training at the University of Natal in South Africa and a research fellowship at the Division of Hepatology, Royal Free Hospital School of Medicine, London. He has authored or co-authored more than 50 scientific papers in peer-reviewed journals, in addition to numerous abstracts.

Martha J. Carter has served as our Chief Regulatory Officer since November 2016. She previously served as Chief Regulatory Officer and Senior Vice President of Aegerion Pharmaceuticals, Inc. (a publicly held biopharmaceutical company) from February 2011 to July 2016. From January 2011 to February 2011, Ms. Carter served as Senior Vice President and Chief Regulatory Officer at Proteon Therapeutics, Inc. (a privately held biopharmaceutical company), and from September 2006 to December 2010, she served as Senior Vice President, Regulatory Affairs and Quality Assurance, at Proteon. In both roles, Ms. Carter was responsible for Proteon’s worldwide regulatory and quality functions. From September 2002 to April 2006, Ms. Carter was Senior Vice President, Regulatory Affairs, for Trine Pharmaceuticals. Prior to joining Trine, Ms. Carter was Vice President, Regulatory Affairs for GelTex Pharmaceuticals, Inc. Ms. Carter holds a B.A. degree from Northeastern University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2017 and December 31, 2016 to (1) the individuals who served as our Chief Executive Officer during the fiscal year ended December 31, 2017, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2017 and were serving as executive officers as of such date, and (3) any individual who would otherwise be included in (2) above but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2017. These executive officers are referred to as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary	Option Awards(3)		Nonequity Incentive Plan Compensation	All Other Compensation(5)	Total
Ronald H.W. Cooper	2017	$460,000	$1,706,932		$299,000	$10,800	$2,476,732
President and Chief Executive Officer (1)	2016	$400,000	$3,271,665	(4)	$192,000	$37,291	$3,900,956
Paresh N. Soni, M.D.	2017	$375,000	$475,989		$170,625	$33,867	$1,055,481
Chief Medical Officer (2)
Martha J. Carter	2017	$355,000	$475,989		$161,525	$10,800	$1,003,314
Chief Regulatory Officer (2)

(1)	Mr. Cooper joined Albireo as President and Chief Executive Officer effective July 2015 and became our President and Chief Executive Officer in connection with the completion of the Biodel Transaction on November 3, 2016.
(2)	Neither Dr. Soni nor Ms. Carter was a named executive officer prior to 2017.
(3)	The respective amounts in the “Option Awards” column represent the aggregate grant date fair value of option awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”) issued by the Financial Accounting Standards Board. For the assumptions relating to valuations of equity awards made to our named executive officers, see Note 10 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 27, 2018.
(4)	This amount excludes an option award subject to performance-based vesting condition granted to Mr. Cooper for which the maximum grant date fair value is $362,428. In April 2017, our board of directors extended the date by which the performance-based vesting condition could be satisfied.
(5)	For 2017, the amounts in the “All Other Compensation” column include 401(k) matching contributions and additionally, for Dr. Soni, relocation expenses.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salaries of our named executive officers (other than our chief executive officer) are reviewed annually and recommended to our compensation committee by our chief executive officer, and the base salary for each named executive officer is recommended by our compensation committee and approved by our board of directors. Adjustments to base salaries are based on the scope of a named executive officer’s responsibilities, individual contribution, experience and performance. Decisions regarding salary increases may consider the named executive officer’s current salary, equity ownership and the amounts paid to individuals in comparable positions at our company and at our peer companies.

Mr. Cooper joined Albireo as President and Chief Executive Officer effective July 2015, and his employment agreement provides for an initial base salary of $400,000. Dr. Soni joined Albireo as Chief Medical

Officer in September 2016, and his employment agreement provides for an initial base salary of $375,000. Ms. Carter joined Albireo as Chief Regulatory Officer in November 2016, and her employment agreement provides for an initial base salary of $355,000.

On January 23, 2017, our board of directors, acting upon the recommendation of our compensation committee, approved an increase in the annual base salary of Mr. Cooper from $400,000 to $460,000, effective as of January 1, 2017.

Annual Equity Incentive Plan Awards

Our executive officers are eligible for an annual cash incentive bonus at the discretion of our board of directors, which receives a recommendation from our compensation committee. In considering whether to award annual bonuses and the amounts, our board of directors and compensation committee consider:

•	each executive officer’s target bonus as a percentage of base salary, which (where applicable) is subject to a minimum percentage specified in the executive officer’s employment agreement; and

•	our achievement of predefined corporate performance objectives and, in some cases, individual performance and other corporate accomplishments during the applicable fiscal year.

For 2017, in determining our achievement level for performance objectives, our board of directors and compensation committee considered the following bonus payouts: for performance that: (i) meets expectations, 90%-105%; (ii) exceeds expectations, 105%-125%; (iii) significantly exceeds expectations, 125%-200%; (iv) partially meets expectations, 50%-90%; or (v) fails to meet expectations, 0%.

On January 23, 2017, our board of directors, acting upon the recommendation of our compensation committee, approved the payment of annual cash incentive bonus awards for 2016 to our executive officers based on an achievement level of 96%. The achievement level was determined principally based on the successful completion of the Biodel Transaction in November 2016 and the progression of our lead product candidate, A4250. As a result, Mr. Cooper was awarded an annual cash incentive bonus of $192,000.

On February 2, 2017, our board of directors established corporate performance objectives for our annual cash incentive program for 2017. The objectives related to progress in the development of our lead product candidate, A4250, which was weighted 50%, and to the strengthening of our balance sheet to increase our cash runway and advance our pipeline, which was also weighted 50%. On February 9, 2018, our board of directors, acting upon the recommendation of our compensation committee, approved the payment of annual cash incentive bonuses for 2017 to our executive officers based on an achievement level of 130%. This achievement level, which was determined giving consideration to our having achieved concurrence on the primary endpoint for our planned pivotal trial of A4250, completed extensive clinical site feasibility analysis, addressed clinical supply, and completed both a public offering of common stock in May 2017 and a successful disposition of certain legacy Biodel assets later in the year, reflected a payout of the A4250-related objective at the 90% level and a payout of the balance sheet-related objective at the 170% level. As a result, Mr. Cooper was awarded an annual cash incentive bonus of $299,000, Dr. Soni was awarded an annual cash incentive bonus of $170,625 and Ms. Carter was awarded an annual cash incentive bonus of $161,525.

Stock Options

In April 2016, Albireo’s board of directors approved the grant to Mr. Cooper of options to purchase an aggregate of 2,775,062 ordinary A shares, of which options to purchase 555,012 ordinary A shares were subject to performance-based milestones. Ordinary A shares of Albireo converted into a single class of ordinary shares of Albireo prior to the Biodel Transaction. Upon completion of the Biodel Transaction, these options were replaced by options to purchase a number of shares of our common stock multiplied by 0.06999 (the exchange ratio for the Biodel Transaction).

In January 2017 and August 2017, our board of directors granted the following stock options to our named executive officers:

•	Mr. Cooper, options to purchase 55,000 shares of common stock and 60,000 shares of common stock, respectively; and

•	each of Dr. Soni and Ms. Carter, options to purchase 20,000 shares of common stock and 13,000 shares of common stock, respectively.

Pension, Retirement and Similar Benefits

We sponsor a defined contribution 401(k) plan covering all full-time employees in the United States. Participants may elect to contribute their annual pre-tax earnings up to the federally allowed maximum limits. We make a matching contribution of 100% on the first 4% of contributions made by participants. For the fiscal year ended December 31, 2017, we made matching contributions to the 401(k) plan in the amounts of $10,800 each for Mr. Cooper, Dr. Soni, and Ms. Carter.

2018 Changes to the Compensation of our Named Executive Officers

2018 Base Salaries

On February 9, 2018, our board of directors, acting upon the recommendation of our compensation committee, approved an increase in the annual base salary of: Mr. Cooper from $460,000 to $530,000; Dr. Soni from $375,000 to $412,500; and Ms. Carter from $355,000 to $372,750. Each of these base salary increases was effective as of January 1, 2018.

2018 Nonequity Incentive Plan Compensation

On February 9, 2018, our board of directors, acting upon the recommendation of our compensation committee, established corporate performance objectives for our annual cash incentive program for 2018. These objectives related to the execution of the planned Phase 3 clinical trial of A4250, capital raising and the advancement of pipeline assets.

Employment Agreements

Ronald H.W. Cooper

Ronald H.W. Cooper has served as our President and Chief Executive Officer and as a member of our board of directors since the completion of the Biodel Transaction on November 3, 2016. From July 2015 until the completion of the Biodel Transaction, he served as President and Chief Executive Officer of Albireo and, since September 2015, he has served as a director of Albireo. Mr. Cooper entered into an employment agreement with Albireo, Inc. in July 2015, and the employment agreement was assigned to us effective upon the completion of the Biodel Transaction. Mr. Cooper’s employment agreement provides for a minimum base salary of $400,000 per year, subject to increase from time to time by our board of directors, as well as a signing bonus in an amount that reflected the amount of salary that Mr. Cooper would have earned if he had been employed for the period between June 11, 2015 and July 27, 2015, the effective date of his employment. The employment agreement also provides that he is eligible to participate in any annual bonus plan provided by us for our executives generally, as in effect from time to time. Mr. Cooper’s annual target bonus is currently 50% of his base salary, with the actual amount of the bonus, if any, to be determined by our board of directors in accordance with the applicable performance criteria established by our board of directors after consultation with Mr. Cooper. Mr. Cooper is entitled under the employment agreement to participate in all of our employee benefit plans from time to time in effect for our employees generally, including any long-term disability and 401(k) retirement savings plan, and is entitled to reimbursement of business expenses and paid vacation time. In addition, he was entitled to reimbursement of up to an aggregate of $15,000 in legal fees associated with reviewing and negotiating his employment agreement and related equity documents and reimbursement of up to an aggregate of $80,000 of relocation expenses.

In July 2015, Albireo also entered into a letter agreement with Mr. Cooper indicating our intent to grant to Mr. Cooper certain stock options. Subsequently in April 2016, following adoption of the Albireo Limited Share Option Plan, or the 2016 Option Plan, Albireo’s board of directors granted to Mr. Cooper options to purchase (1) 2,220,050 ordinary A shares that vest with respect to 25% of the shares on July 1, 2016 and with respect to the remaining shares in equal amounts monthly thereafter until July 1, 2019, (2) 277,506 ordinary A shares that would vest immediately prior to an initial public offering of Albireo that exceeds a specified valuation and raises a specified minimum amount (the “Public Company Condition”), and (3) 277,506 ordinary A shares that vest upon the date Albireo files a drug approval application for its product candidate A4250 for any orphan indication, if such filing occurs by a specified date (the “Filing Condition”). These options were replaced by an option to purchase an aggregate 194,225 shares of our common stock in conjunction with the Biodel Transaction and the Public Company Condition was deemed to have been met. Subsequently, in April 2017, the board of directors approved a change to the specified date for the Filing Condition to June 10, 2020 (during the five-year period commencing June 11, 2015).

If we terminate Mr. Cooper’s employment other than for “cause,” or if he terminates his employment with us for “good reason,” he will be entitled to severance payments for 12 months at his then-current base salary, payment for 12 months of the portion of the healthcare premiums that we paid prior to his termination if he elects and remains eligible for Consolidated Omnibus Budget Reconciliation Act, or COBRA, (or mini-COBRA) health benefits, and a pro rata portion of Mr. Cooper’s annual bonus for the fiscal year in which the date of termination occurs, as well as any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Under the employment agreement, “cause” means: (i) Mr. Cooper’s willful failure to perform, or gross negligence in the performance of, his material duties and responsibilities to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice; (ii) conduct by him that constitutes fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; (iii) his commission of, or plea of nolo contendere to, a felony or other crime of moral turpitude; or (iv) his material breach of his employment agreement, any shareholder or option agreement between him and us or any of our affiliates or of any fiduciary duty that he has to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice. Under the employment agreement, “good reason” means the occurrence, without Mr. Cooper’s consent, of: (i) a material diminution in the nature or scope of his titles, duties, authority or responsibilities; (ii) a requirement that he relocate his principal work location to a location outside of the United States and Canada; or (iii) a material reduction in his then current base salary. A termination by Mr. Cooper for good reason requires that he provide notice to us within 30 days after the occurrence of the condition, that we fail to remedy the condition within 30 days and that he terminate his employment within 30 days following the expiration of the period we have to remedy the condition.

If we terminate Mr. Cooper’s employment for cause, he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred.

Mr. Cooper may terminate his employment at any time by giving 30 days prior written notice, in which case he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If our board of directors waives part or all of the 30-day notice period, we will also pay Mr. Cooper his base salary for the period waived.

If Mr. Cooper’s employment is terminated due to his disability or death, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred, and a pro rata portion of Mr. Cooper’s annual bonus for the fiscal year in which the date of termination occurs. If we do not terminate his employment during any period when Mr. Cooper is disabled, we may designate another employee to act in his place during such period, but Mr. Cooper will continue to receive his base salary and participate in Albireo’s employee benefit plans until he becomes eligible for disability income benefits under our disability income plan, if any, or until his employment is terminated.

Mr. Cooper is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with us and the 12 months thereafter.

Paresh N. Soni, M.D., Ph.D.

Paresh N. Soni, M.D., Ph.D. has served as our Chief Medical Officer since the completion of the Biodel Transaction on November 3, 2016. From September 2016 until the completion of the Biodel Transaction, he served as Chief Medical Officer of Albireo. Albireo, Inc. entered into an employment agreement with Dr. Soni effective as of September 2016, and the employment agreement was assigned to us effective upon the completion of the Biodel Transaction. The employment agreement provides for a minimum base salary of $375,000 per year, subject to increase from time to time by Albireo’s board of directors. The employment agreement also provides that he is eligible to participate in any annual bonus plan provided by us for our executives generally, as in effect from time to time, and that Dr. Soni’s annual target bonus will be 35% of his base salary (subject to increase from time to time by our board of directors), with the actual amount of the bonus, if any, to be determined by our board of directors. The employment agreement further provides for payment to Dr. Soni of up to $50,000 of relocation expenses and up to $5,000 per month (or up to $20,000 in the aggregate) of temporary housing expenses for Dr. Soni’s relocation to the Company’s office in Massachusetts, which Dr. Soni would have been required to repay to the Company if he voluntary terminated his employment, or if the Company had terminated his employment for cause, within 18 months after September 2016. Dr. Soni is also entitled to participate in all of our employee benefit plans from time to time in effect for our employees generally, including any long-term disability and 401(k) retirement savings plan, to reimbursement of business expenses and to paid vacation time.

In addition, the employment agreement provides for Dr. Soni to receive a stock option grant exercisable for approximately 1.3% of the outstanding shares of the Company at an exercise price equal to the fair market value of the common stock on the grant date as determined by our board of directors or compensation committee. On November 3, 2016, following the closing of the Biodel Transaction, we granted Dr. Soni an option to purchase 81,831 shares of our common stock having an exercise price of $19.47 per share, which vests as to 25% of the shares on September 6, 2017, with the remainder vesting in equal installments on the last day of the 12 consecutive calendar quarters beginning with December 31, 2017. The employment agreement also provides that upon a change of control as defined, all of his then outstanding unvested options and any other rights to purchase our shares will become fully vested and exercisable and any vesting-like restrictions will lapse in full, unless earlier vesting is provided for in the applicable program under which such option or other right to purchase our shares was granted or under applicable law.

If we terminate Dr. Soni’s employment other than for cause or if he terminates his employment with us for good reason, he will be entitled to severance payments for 12 months at his then-current base salary, payment for 12 months of the portion of the healthcare premiums that we paid prior to his termination if he elects and remains eligible for COBRA (or mini-COBRA) health benefits and, if such termination occurs concurrent with or within 12 months following a change or control or in connection but within three months prior to a change of control, payment of his then-current target bonus, payable over 12 months. He will also be entitled to any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Under the employment agreement, “cause” means (i) Dr. Soni’s willful failure to perform, or gross negligence in the performance of, his material duties and responsibilities to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice, (ii) conduct by him that constitutes fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates, (iii) his commission of, or plea of nolo contendere to, a felony or other crime of moral turpitude, or (iv) his material breach of his employment agreement, any shareholder or option agreement between him and us or any of our affiliates or of any fiduciary duty that he has to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice. Under the employment agreement, “good reason” means the occurrence, without Dr. Soni’s consent, of (i) a material diminution in the nature or scope of his titles, duties, authority or responsibilities; (ii) a requirement that he relocate his principal work location to a location more than 30 miles outside of Boston, Massachusetts; or (iii) a material reduction in his then current base salary. A termination by Dr. Soni for good reason requires that he provide notice to us within 30 days after the occurrence of the condition, that we fail to remedy the condition within 30 days and that he terminate his employment within 30 days following the expiration of the period we have to remedy the condition.

If we terminate Dr. Soni’s employment for cause, he will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred.

If Dr. Soni’s employment is terminated due to his disability or death, he or his estate will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If we do not terminate his employment during any period when Dr. Soni is disabled, we may designate another employee to act in his place during such period, but Dr. Soni will continue to receive his base salary and participate in our employee benefit plans until he becomes eligible for disability income benefits under our disability income plan, if any, or until his employment is terminated.

Dr. Soni is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with us and the 12 months thereafter.

Martha J. Carter

Martha J. Carter has served as our Chief Regulatory Officer since November 2016. We entered into an employment agreement with Ms. Carter effective as of November 2016, which provides for a minimum base salary of $355,000 per year, subject to increase from time to time by our board of directors. In addition, the employment agreement provides for a signing bonus of $20,000. Ms. Carter’s employment agreement also provides that she is eligible to participate in any annual bonus plan that we provide for our executives generally, as in effect from time to time, and that Ms. Carter’s annual target bonus will be 35% of her base salary (subject to increase from time to time by our board of directors), with the actual amount of the bonus, if any, to be determined by our board of directors. Ms. Carter is also entitled to participate in all of our employee benefit plans from time to time in effect for our employees generally, including any long-term disability and 401(k) retirement savings plan and is entitled to reimbursement of business expenses and paid vacation time.

In addition, the employment agreement provides for Ms. Carter to receive a stock option grant exercisable for 62,947 shares of our common stock at an exercise price equal to the fair market value of the common stock on the grant date as determined by our board of directors or compensation committee. On November 28, 2016, we granted Ms. Carter an option to purchase 62,947 shares of our common stock having an exercise price of $29.76 per share, which vests as to 25% of the shares on November 28, 2017, with the remainder vesting in equal installments on the last day of the 12 consecutive calendar quarters beginning with March 31, 2018. The employment agreement also provides that upon a change of control as defined, all of her then outstanding unvested options and any other rights to purchase our shares will become fully vested and exercisable and any vesting-like restrictions will lapse in full, unless earlier vesting is provided for in the applicable program under which such option or other right to purchase our shares was granted or under applicable law.

If we terminate Ms. Carter’s employment other than for cause or if she terminates her employment with us for good reason, she will be entitled to severance payments for 12 months at her then-current base salary, payment for 12 months of the portion of the healthcare premiums that we paid prior to her termination if she elects and remains eligible for COBRA (or mini-COBRA) health benefits and, if such termination occurs concurrent with or within 12 months following a change or control or in connection but within three months prior to a change of control, payment of her then-current target bonus, payable over 12 months. She will also be entitled to any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. Under the employment agreement, “cause” means (i) Ms. Carter’s willful failure to perform, or gross negligence in the performance of, her material duties and responsibilities to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice, (ii) conduct by her that constitutes fraud, embezzlement or other material dishonesty with respect to the Company or any of its affiliates, (iii) her commission of, or plea of nolo contendere to, a felony or other crime of moral turpitude, or (iv) her material breach of her employment agreement, any shareholder or option agreement between her and us or any of our affiliates or of any fiduciary duty that she has to us or any of our affiliates that, if capable of cure, is not cured within 30 days of written notice. Under the employment agreement, “good reason” means the occurrence, without Ms. Carter’s consent, of (i) a material diminution in the nature or scope of her titles, duties, authority or responsibilities; (ii) a requirement that she relocate her principal work location to a location more than 30 miles outside of Boston, Massachusetts; or (iii) a material reduction in her then current base salary. A termination by Ms. Carter for good reason requires that she provide notice to us within 30 days after the occurrence of the condition, that we fail to remedy the condition within 30 days and that she terminate her employment within 30 days following the expiration of the period we have to remedy the condition.

If we terminate Ms. Carter’s employment for cause, she will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred.

If Ms. Carter’s employment is terminated due to her disability or death, she or her estate will be entitled to receive any base salary earned but not paid through the date of termination, pay for any vacation time earned but not used through the date of termination, any business expenses incurred but unreimbursed on the date of termination, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurred. If we do not terminate her employment during any period when Ms. Carter is disabled, we may designate another employee to act in her place during such period, but Ms. Carter will continue to receive her base salary and participate in our employee benefit plans until she becomes eligible for disability income benefits under our disability income plan, if any, or until her employment is terminated.

Ms. Carter is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during her employment with us and the 12 months thereafter.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table shows grants of stock options outstanding as of December 31, 2017, including both awards subject to performance conditions and time-based awards, held by each of our named executive officers.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Ronald H.W. Cooper	93,876	61,505	(1)	—		1.00	4/14/2026
	19,422	—		—		1.00	4/14/2026
	—	—		19,422	(2)	1.00	4/14/2026
	13,750	41,250	(3)			19.19	1/19/2027
	7,500	52,500	(4)			24.48	8/20/2027
Paresh N. Soni, M.D.	25,572	56,259	(5)	—		19.47	11/2/2026
	5,000	15,000	(3)			19.19	1/19/2027
	1,625	11,375	(4)			24.48	8/20/2027
Martha J. Carter	15,737	47,210	(6)	—		29.76	11/27/2026
	5,000	15,000	(3)			19.19	1/19/2027
	1,625	11,375	(4)			24.48	8/20/2027

(1)	Vested and became exercisable as to 33.33% of the shares on November 3, 2016, with the remainder vesting and becoming exercisable in 32 equal installments on the first day of each calendar month beginning with December 1, 2016 and ending July 1, 2019.
(2)	Vests and becomes exercisable on the date we file a drug approval application for our product candidate A4250 for any orphan indication, if such filing occurs prior by June 10, 2020 (during the five-year period commencing June 11, 2015).
(3)	Vests and becomes exercisable in 16 equal installments on the last day of each calendar quarter beginning with March 31, 2017 and ending December 31, 2020.
(4)	Vests and becomes exercisable in 16 equal installments on the last day of each calendar quarter beginning with September 30, 2017 and ending June 30, 2021.
(5)	Vested and became exercisable as to 25% of the shares on September 6, 2017, with the remainder vesting and becoming exercisable in 12 equal installments on the last day of each calendar quarter beginning with December 31, 2017 and ending on September 30, 2020.
(6)	Vested and became exercisable as to 25% of the shares on November 28, 2017, with the remainder vesting and becoming exercisable in 12 equal installments on the last day of each calendar quarter beginning with March 31, 2018 and ending on December 31, 2020.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2017 to each of our current directors, other than Mr. Cooper who does not receive compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Julia R. Brown	46,250	88,081	134,331
David Chiswell, Ph.D.	67,500	88,081	155,581
Michael Gutch, Ph.D.	51,957	103,211	155,168
Roger A. Jeffs, Ph.D.	11,087	61,791	72,878
Heather Preston, M.D.	23,125	57,060	80,185
Davey S. Scoon	50,000	88,081	138,081

(1)	The respective amounts in the “Option Awards” column represent the aggregate grant date fair value of option awards granted in the applicable fiscal year. Grant date fair value is calculated in accordance with ASC 718 issued by the Financial Accounting Standards Board. For the assumptions relating to these valuations, see Note 10 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 27, 2018. The following table shows the aggregate number of stock options held by each of our nonemployee directors as of December 31, 2017.

Name	Aggregate Number of Shares Subject to Stock Options
Julia R. Brown	11,874
David Chiswell, Ph.D.	7,500
Michael Gutch, Ph.D.	7,500
Roger A. Jeffs, Ph.D.	4,500
Heather Preston, M.D.	4,500
Davey S. Scoon	11,874

Director Compensation Policy

Our current nonemployee director compensation policy provides for the annual payment of: $35,000 to each of our nonemployee directors, or $60,000 in the case of the chair; $7,500 to each member of our audit committee, or $15,000 in the case of the chair; 7,500 to each member of our compensation committee, or $15,000 in the case of the chair; and $3,750 to each member of our nominating and governance committee, or $7,500 in the case of the chair; in each case quarterly in arrears and together with reimbursement of reasonable expenses incurred to attend meetings.

Our current nonemployee director compensation policy also provides for a nonqualified stock option exercisable for 5,500 shares of common stock to be granted each year on the fifth business day after our annual meeting of stockholders or, if none, on the first business day of the third fiscal quarter. The annual stock options have a 10-year term and vest on the earlier of the one year from the grant date or the day prior to the annual meeting for the next fiscal year that begins following the date of grant, subject to continued service on the board of directors on the vesting date. In addition, each new nonemployee director receives under the policy a nonqualified stock option grant exercisable for 11,000 shares of common stock on the date of his or her first election or appointment. The initial stock option has a 10-year term and vests in equal annual installments over three years from the date of grant, to in any case be fully vested on the day prior to the annual meeting for the third fiscal year that begins following the date of grant, subject to continued service on the board of directors on the applicable vesting dates.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2017.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	990,861	(1)	$17.47	83,721	(2)
Equity compensation plans not approved by security holders	37,000	(3)	$26.12	113,000	(4)
Total	1,027,861		$17.78	196,721

(1)	Represents 609,875 shares of common stock underlying outstanding stock options granted under the 2016 Equity Incentive Plan, or the 2016 Plan, and 380,986 shares of common stock underlying outstanding stock options granted under Biodel’s 2004 Stock Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan and 2010 Stock Incentive Plan, or the 2010 Plan, as of December 31, 2017.
(2)	Shares reserved under the 2016 Plan as of December 31, 2017. Does not include up to an additional 134,328 shares available for issuance under the 2016 Plan as of December 31, 2017 if awards outstanding under the 2010 Plan are cancelled, forfeited or expire on or after the completion of the Biodel Transaction.
(3)	Represents 37,000 shares of common stock underlying outstanding stock options granted under the 2017 Inducement Equity Incentive Plan, or the 2017 Inducement Plan, as of December 31, 2017.
(4)	Shares reserved under the 2017 Inducement Plan as of December 31, 2017.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at www.albireopharma.com under the caption “Corporate Governance.” This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2017, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management and Ernst & Young LLP;

•	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 16- Communications with Audit Committees; and

•	Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee and the audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Members of the Audit Committee

Davey S. Scoon, Chair
Michael Gutch, Ph.D.
Heather Preston, M.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2017 were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above in “Executive Officer and Director Compensation,” since January 1, 2016, we have engaged in the following transactions in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at December 31, 2017 and 2016, and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

As used in this “Certain Relationships and Related Person Transactions” section, the word “Albireo” refers to Albireo Limited and its direct and indirect subsidiaries, individually and collectively, prior to the completion of the Biodel Transaction.

Affiliations with 5% Stockholders

Some of our directors are affiliated with our principal stockholders as indicated in the table below:

Director	Affiliation with Principal Stockholder
Heather Preston, M.D.	Partner and Managing Director of TPG Biotech, an affiliate of TPG Biotechnology Partners II, L.P. and TPG Biotech II Reinvest AIV L.P., principal stockholders of the Company.

See “Designation of Directors and Appointment of Officers Pursuant to the Amended and Restated Share Exchange Agreement” below for a discussion of arrangements between the Company and Albireo pursuant to which our directors were selected in connection with the completion of the Biodel Transaction, and “Termination of Shareholders’ Agreement” below for a discussion of arrangements, which were terminated in connection with the Biodel Transaction, among Albireo’s former shareholders pursuant to which Albireo’s directors were selected.

Securities Received by Our Executive Officers, Directors and Principal Stockholders in the Biodel Transaction

Pursuant to the Exchange Agreement, our executive officers and directors received the following Company securities in connection with the completion of the Biodel Transaction:

•	Ronald H.W. Cooper, our President, Chief Executive Officer and a director, received 5,946 shares of our common stock in exchange of his Albireo Limited shares and options to purchase 194,225 shares of our common stock in replacement of his options to purchase Albireo Limited shares;

•	Thomas A. Shea, our Chief Financial Officer, Treasurer and Secretary, received an option to purchase 62,947 shares of our common stock in replacement of his option to purchase Albireo Limited shares;

•	Paresh N. Soni, M.D., Ph.D., our Chief Medical Officer, received an option to purchase 81,831 shares of our common stock in replacement of his option to purchase Albireo Limited shares;

•	Jan P. Mattsson, Ph.D., our Chief Operating Officer, received 59,214 shares of our common stock in exchange of his Albireo Limited shares and an option to purchase 39,330 shares of our common stock in replacement of his warrant to purchase Albireo Limited shares;

•	Peter A. Zorn, our former Chief Corporate Officer, General Counsel and Secretary, received 934 shares of our common stock in exchange of his Albireo Limited shares and an option to purchase 52,441 shares of our common stock in replacement of his option to purchase Albireo Limited shares;

•	Dr. Chiswell’s spouse received 56,278 shares of our common stock in exchange of her Albireo Limited shares;

•	Phase4 Ventures III GP LP (in its capacity as general partner of Phase4 Ventures III LP) received 1,165,447 shares of our common stock in exchange of its Albireo Limited shares;

•	TPG Biotechnology Partners II, L.P. received 568,638 shares of our common stock in exchange of its Albireo Limited shares and TPG Biotech II Reinvest AIV L.P. received 208,458 shares of our common stock in exchange of its Albireo Limited shares;

•	TVM Life Science Ventures VI GmbH & Co. KG received 486,812 shares of our common stock in exchange of its Albireo Limited shares and TVM Life Science Ventures VI L.P. received 134,949 shares of our common stock in exchange of its Albireo Limited shares; and

•	AstraZeneca AB received 1,008,141 shares of our common stock in exchange of its Albireo Limited shares.

2016 Albireo Series C Investment Financing

Under the terms of the Exchange Agreement, prior to the completion of the Biodel Transaction, certain Albireo investors purchased an aggregate of 9,708,740 Series C voting preference shares of Albireo at a price per share of $1.03 for an aggregate consideration of $10.0 million, or the Albireo Series C Investment. The table below sets forth the number of Series C voting preference shares purchased and the aggregate purchase prices paid by our principal stockholders for the Series C preference shares in the Albireo Series C Investment. Prior to the completion of the Biodel Transaction, each outstanding Series C voting preference share converted into one ordinary share of Albireo.

Name of Purchaser	Number of Series C Voting Preference Shares Purchased	Aggregate Purchase Price ($)
Phase4 Ventures III GP LP (in its capacity as general partner of Phase4 Ventures III LP)	3,167,499	$3,262,524
TPG Biotech II Reinvest AIV L.P.	2,111,895	$2,175,252
TVM Life Science Ventures VI GMBH & Co. KG	1,322,955	$1,362,644
TVM Life Science Ventures VI L.P.	366,642	$377,641
AstraZeneca AB	2,739,749	$2,821,941

Participation in Our Public Offerings

On May 30, 2017, we completed an underwritten public offering of 2,530,000 shares of our common stock, which included the full exercise of the underwriters’ option to purchase 330,000 shares to cover overallotments, at a price to the public of $20.50 per share. We received net proceeds from this offering of approximately $48.5 million, after deducting underwriting discounts, commissions and offering expenses. We believe that affiliates of Perceptive Advisors LLC purchased an aggregate of 845,000 shares of common stock in our public offering at the public offering price of $20.50 per share for an aggregate purchase price of approximately $17.3 million.

On January 29, 2018, we completed an underwritten public offering of 2,265,500 shares of our common stock, which included the full exercise of the underwriters’ option to purchase 295,500 shares to cover overallotments, at a price to the public of $33.00 per share. We received net proceeds from this offering of approximately $69.9 million, after deducting underwriting discounts, commissions and offering expenses. We believe that affiliates of Perceptive Advisors LLC purchased an aggregate of 275,000 shares of common stock in our public offering at the public offering price of $33.00 per share for an aggregate purchase price of approximately $9.1 million.

Sales under the At-the-Marketing Offering Sales Agreement

On October 13, 2017, we entered into an at-the-market offering program Sales Agreement with Cowen and Company, LLC, or Cowen, relating to the sale of shares of our common stock having an aggregate offering price of up to $50.0 million from time to time through Cowen, acting as its agent. On February 9, 2018, we completed the sale of an aggregate of 728,862 shares of our common stock pursuant to the sales agreement and received proceeds, net of offering expenses, of approximately $24.2 million. We believe that these shares were purchased by certain of our principal stockholders as follows:

Name of Purchaser	Number of Shares of Common Stock Purchased	Aggregate Purchase Price ($)
Entities affiliated with Fidelity Investments	619,533	$21,064,122
Perceptive Life Sciences Master Fund Ltd.	109,329	$3,717,186

Designation of Directors and Appointment of Officers Pursuant to the Amended and Restated Share Exchange Agreement

In accordance with the Exchange Agreement, on November 3, 2016, effective immediately prior to the completion of the Biodel Transaction, each of Barry Ginsberg, M.D., Ph.D., Ira W. Lieberman, Ph.D., Daniel Lorber, M.D., and Arlene Morris resigned from the Company’s board of directors and committees of the board of directors on which they respectively served. The Exchange Agreement provided that at or immediately after the completion of the Biodel Transaction, the size of the board of directors would be fixed at seven members consisting of two members designated by Biodel, who are Julia R. Brown and Davey S. Scoon, and five members designated by Albireo. In accordance with the Exchange Agreement, at the completion of the Biodel Transaction on November 3, 2016, the board of directors and its committees were reconstituted, with Michael Gutch, Ph.D. and Denise Scots-Knight, Ph.D. appointed as our Class I directors whose initial terms expired at our 2017 annual meeting of stockholders (Dr. Scots-Knight resigned from our board of directors in 2017), Julia R. Brown, Ronald H.W. Cooper and Heather Preston, M.D. appointed as our Class II directors whose terms expire at our 2018 annual meeting of stockholders, and David Chiswell, Ph.D. and Davey S. Scoon appointed as our Class III directors whose terms expire at our 2019 annual meeting of stockholders. In addition, Dr. Gutch and Dr. Preston were appointed to our audit committee (with Mr. Scoon continuing to serve as chair of the committee); Dr. Scots-Knight, Ms. Brown and Dr. Gutch were appointed to our compensation committee (with Dr. Scots-Knight, who has since resigned from our board of directors, appointed to serve as chair of the committee); and Dr. Chiswell and Dr. Preston were appointed to our nominating and governance committee (with Dr. Chiswell appointed to serve as chair of the committee and Ms. Brown continuing to serve as a member of the committee).

In addition, in accordance with the Exchange Agreement, effective immediately after the completion of the Biodel Transaction, on November 3, 2016, our board of directors appointed: Ronald H.W. Cooper as President and Chief Executive Officer; Jan P. Mattsson, Ph.D. as Chief Operating Officer; Thomas A. Shea as Chief Financial Officer and Treasurer; Paresh N. Soni, M.D., Ph.D. as Chief Medical Officer; and Peter A. Zorn as Senior Vice President, Corporate Development, General Counsel and Secretary. In addition, Martha J. Carter became our Chief Regulatory Officer effective November 28, 2016 and Mr. Zorn was promoted to Chief Corporate Officer in January 2017 and retained his roles as General Counsel and Secretary. Mr. Zorn stepped down from his positions as our Chief Corporate Officer, General Counsel and Secretary, effective April 1, 2018.

Termination of Shareholders’ Agreement

In connection with Albireo’s convertible note financing in December 2014, Albireo entered into a Shareholders’ Agreement dated December 17, 2014 (as amended and restated on October 1, 2015 and March 18, 2016), or the Shareholders’ Agreement, with its shareholders relating to voting rights and information rights, among other things. The Shareholders’ Agreement also entitled certain shareholders individually or collectively to appoint, and required the shareholders party thereto to vote to elect, directors to serve on Albireo’s board of directors, including: one individual designated by AstraZeneca AB, who prior to the completion of the Biodel Transaction was Michael Gutch, Ph.D.; one individual designated by each of the three largest holders of Series B voting preference shares (excluding any holder of Series A voting preference shares or Series A nonvoting preference shares), who prior to the completion of the Biodel Transaction was Luc Marengere, Ph.D. (designated by TVM Life Science Ventures VI GmbH & Co. KG and TVM Life Science Ventures VI L.P.), Denise Scots-Knight, Ph.D. (designated by Phase4 Ventures III LP) and Heather Preston, M.D. (designated by TPG Biotechnology Partners II, L.P.); Albireo’s Chief Executive Officer, Ronald H.W. Cooper; and one individual designated as chairman jointly by AstraZeneca AB and Phase4 Ventures III LP, David Chiswell, Ph.D. The Shareholders’ Agreement was terminated upon the completion of the Biodel Transaction.

Albireo’s articles of association provided substantially the same director designation rights as the Shareholders’ Agreement. The articles of association adopted in connection with the completion of the Biodel Transaction does not include such designation rights.

Lock-up Agreements

In connection with our public offering of common stock that was completed in January 2018, our executive officers and directors and our principal stockholders TPG Partners II and TPG II Reinvest have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representatives, for a period of 90 days after the date of the underwriting agreement for the offering (April 25, 2018); provided, that, after the 60th day following the date of the underwriting agreement (March 26, 2018), we may issue shares of our common stock pursuant to the at-the-market offering program Sales Agreement that we entered into with Cowen and Company LLC, or Cowen, in October 2017.

Director and Officer Indemnification and Insurance

On November 3, 2016, we entered into indemnification agreements with each of our directors and executive officers, David Chiswell, Ph.D., Ronald H.W. Cooper, Julia R. Brown, Michael Gutch, Ph.D., Denise Scots-Knight, Ph.D. (our former director), Heather Preston, M.D., Davey S. Scoon, Jan P. Mattsson, Ph.D., Thomas A. Shea, Paresh N. Soni, M.D., Ph.D., and Peter A. Zorn (our former Chief Corporate Officer, General Counsel and Secretary). On November 28, 2016, we entered into an indemnification agreement with Martha J. Carter in connection with her joining the Company as an executive officer. On September 27, 2017, we entered into an indemnification agreement with Roger A. Jeffs, Ph.D. in connection with him joining the Company as a director. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay in connection with any proceeding in any way connected with, resulting from or relating to his or her service as a current or former director, officer, employee or agent of the Company or any direct or indirect subsidiary of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including with respect to “short-swing” profit claims under Section 16(b) of the Exchange Act; with respect to conduct by him or her that is established to be knowingly fraudulent or deliberately dishonest or constituted willful misconduct; and, with certain exceptions, with respect to proceedings that he or she initiates.

In addition, the Exchange Agreement provides that, for a period of six years following the completion of the Biodel Transaction, we are to indemnify and hold harmless each person who was at any time prior to the completion of the Biodel Transaction, a director or officer of Albireo Limited, Biodel or any of their respective subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such indemnified person is or was a director or officer of Albireo Limited, Biodel or any of their respective subsidiaries, whether asserted or claimed prior to, at or after the completion of the Biodel Transaction, to the fullest extent permitted under applicable law and the organizational documents of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable. Each indemnified person will be entitled, to the fullest extent permitted under applicable law and the organization documents of Albireo Limited, Biodel or any of their respective subsidiaries, as applicable, to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of the Albireo Limited, Biodel or any of their respective subsidiaries, as applicable, jointly and severally, upon receipt by Biodel or Albireo Limited from the indemnified person of a request for such advancement of expenses. However, any person to whom expenses are advanced must provide an undertaking, to the extent then required by applicable law, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

We have obtained insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. In addition, in accordance with the Exchange Agreement, we procured officers’ liability insurance policy covering the individuals who served as our directors and officers prior to the completion of the Biodel Transaction for acts, errors, omissions, facts or events occurring on or before the completion of the Biodel Transaction.

Policy for Approval of Related Person Transactions

Pursuant to its charter, our audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions reportable by us under Item 404 of Regulation S-K in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related persons under Item 404 of Regulation S-K, has or is expected to have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.

The audit committee or its chair, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL 1:

ELECTION OF THREE CLASS II DIRECTORS TO HOLD OFFICE UNTIL THE 2021 ANNUAL MEETING

On April 6, 2018, our board of directors, acting upon the recommendation of our nominating and governance committee, nominated Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S. for election at the annual meeting. The board of directors currently consists of seven members, classified into three classes as follows: (1) Julia R. Brown, Ronald H.W. Cooper and Heather Preston, M.D. constitute Class II, with a term ending at the 2018 annual meeting of stockholders; (2) David Chiswell, Ph.D. and Davey S. Scoon constitute Class III, with a term ending at the 2019 annual meeting of stockholders; and (3) Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D. constitute Class I, with a term ending at the 2020 annual meeting of stockholders. Ms. Brown and Dr. Preston will continue to serve as directors through the end of their respective terms, which conclude at the 2018 annual meeting of stockholders.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The board of directors has voted to nominate Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S. for election at the annual meeting for a term of three years to serve until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified. The terms of the Class III directors (David Chiswell, Ph.D. and Davey S. Scoon) and the Class I directors (Michael Gutch, Ph.D. and Roger A. Jeffs, Ph.D.) will continue until the annual meetings of stockholders to be held in 2019 and 2020, respectively, and each director will hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Ronald H.W. Cooper, Anne Klibanski, M.D. and Stephanie S. Okey, M.S. as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted “FOR” each nominee at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF RONALD H.W. COOPER, ANNE KLIBANSKI, M.D. AND STEPHANIE S. OKEY, M.S. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2:

APPROVAL OF THE ALBIREO PHARMA, INC. 2018 EQUITY INCENTIVE PLAN

General

Our board of directors is requesting that our stockholders approve our 2018 Equity Incentive Plan, or the 2018 Plan, which was approved by the board of directors on April 6, 2018, effective upon stockholder approval at the 2018 annual meeting of stockholders. If this proposal is approved:

•	1,200,000 new shares of our common stock will be reserved for issuance under the 2018 Plan;

•	our 2016 Plan and our 2017 Inducement Plan will be terminated; and

•	up to 1,078,870 additional shares may be issued if awards outstanding under our 2016 Plan, our 2017 Inducement Plan (including up to 117,000 shares of common stock represented by awards granted under our 2017 Inducement Plan) or our previously terminated 2010 Plan are forfeited, expire or are cancelled on or after the date of the annual meeting of stockholders.

As of April 1, 2018, a total of 1,078,870 shares of our common stock represented by options granted under our 2016 Plan, 2017 Inducement Plan and 2010 Plan are reserved for issuance and 145,712 shares are available for future grants under our 2016 Plan and 2017 Inducement Plan. No shares are available for future grants under our 2010 Plan, which was terminated in 2016. As of April 1, 2018, 125 shares have been issued upon the exercise of options granted under the 2016 Plan and no shares have been issued upon the exercise of options granted under the 2017 Inducement Plan. As of April 1, 2018, the equity overhang, represented by (a) the sum of all outstanding stock options and other stock-based awards, plus the number of shares available for issuance pursuant to future awards under the 2016 Plan or the 2017 Inducement Plan, as a percentage of (b) the sum of (i) the number of shares of our common stock outstanding as of April 1, 2018, plus (ii) the number of shares described in clause (a) above, was 9.3%. If the 2018 Plan is approved by stockholders, the equity overhang would be 16.1%.

The 2018 Plan includes the following provisions:

•	No Liberal Share Recycling: provide that shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the 2018 Plan will not again become available for issuance under the 2018 Plan;

•	No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction;

•	No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash;

•	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the compensation committee;

•	Provide for a Minimum Vesting Period: provide that all awards issued under the 2018 Plan contain a vesting period of at least one year, except in the event of death, disability or retirement of a participant or pursuant to a change in control or corporate transaction of the Company, and except for awards having time-based vesting representing in the aggregate no more than five percent of the shares reserved under the 2018 Plan (other than awards granted to non-employee directors in lieu of cash fees); and

•	No Dividends: The 2018 Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of such dividends or dividend equivalents to be paid upon vesting.

Reasons for Approval of the 2018 Plan

Our board of directors, compensation committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2018 Plan will maintain and enhance the key policies and practices adopted by our management and board of directors to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that our 2018 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. The board of directors believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2016 Plan and 2017 Inducement Plan (112,712 and 33,000, respectively, as of April 1, 2018) is not sufficient for future granting needs. The board of directors believes that if the 2018 Plan is approved by stockholders, the 1,200,000 shares available for issuance under the 2018 Plan will result in an adequate number of shares of common stock being available for future awards under the 2018 Plan for one additional year following the current year.

The 2018 Plan is being submitted to you for approval at the 2018 annual meeting of stockholders in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Approval by our stockholders of the 2018 Plan is also required by the listing rules of The Nasdaq Stock Market.

The following is a brief summary of the 2018 Plan. This summary is qualified in its entirety by reference to the text of the 2018 Plan, a copy of which is attached as Annex A to this proxy statement.

Summary of Material Features of our 2018 Plan

Eligibility. The 2018 Plan allows us, under the direction of our compensation committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the compensation committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2018 Plan. As of April 1, 2018, there were approximately 23 individuals eligible to participate in the 2018 Plan.

Shares Available for Issuance. The 2018 Plan provides for the issuance of up to 1,200,000 shares of our common stock plus up to 1,078,870 additional shares to be issued if awards outstanding under our 2016 Plan, our 2017 Inducement Plan (including up to 117,000 shares of common stock represented by awards granted under our 2017 Inducement Plan) or our 2010 Plan are forfeited, expire or are cancelled on or after the date of the annual meeting of stockholders. Generally, shares of common stock reserved for awards under the 2018 Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. In addition, shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the 2018 Plan.

Stock Options. Stock options granted under the 2018 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates and the term of the option may not be longer than ten years. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the holder of such restricted stock is not entitled to receive dividends during the restricted period and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and accrue dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The 2018 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our board of directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

Plan Administration. In accordance with the terms of the 2018 Plan, our board of directors has authorized our compensation committee to administer the 2018 Plan. The compensation committee may delegate part of its authority and powers under the 2018 Plan to one or more of our directors and/or officers, but only the compensation committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of the 2018 Plan, our compensation committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2018 Plan.

In addition, our compensation committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2018 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to our 2018 Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	terminate the outstanding options in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock into which the outstanding options would have been exercisable;

•	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•	with respect to stock grants and in lieu of any of the foregoing, our board of directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

In the event such merger or other reorganization event also constitutes a change of control, then all options outstanding under the 2018 Plan will vest in full immediately prior to the occurrence of the change of control, unless such options are to be assumed by the acquiring or surviving entity in the transaction, in which case they will retain their original vesting schedule.

Amendment and Termination. The 2018 Plan may be amended by our stockholders. It may also be amended by our compensation committee, provided that any amendment approved by our compensation committee which is of a scope that requires stockholder approval as required by (i) the rules of The Nasdaq Stock Market, (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or (iii) for any other reason, is subject to obtaining such stockholder approval. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the compensation committee may not without stockholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the compensation committee may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The 2018 Plan will expire by its terms on April 6, 2028.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2018 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2018 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under our 2018 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which the grantee previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The amounts of future grants under the 2018 Plan are not determinable as awards under the 2018 Plan and will be granted at the sole discretion of the compensation committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the 2018 Plan or the amount or types of any such awards.

On April 2, 2018, the closing market price per share of our common stock was $32.12, as reported by The Nasdaq Stock Market.

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the 2018 annual meeting of stockholders is required to approve our 2018 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ALBIREO PHARMA, INC. 2018 EQUITY INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3:

APPROVAL OF THE ALBIREO PHARMA, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN

On April 6, 2018, our board of directors approved, subject to approval of our stockholders at this meeting, the Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan, or the ESPP. The ESPP provides eligible employees with the opportunity to purchase shares of our common stock at a discount, on a tax-favored basis, through regular payroll deductions in compliance with Section 423 of the Code.

The board of directors believes it is in the best interest of the Company and its stockholders that the ESPP be approved. If approved, eligible employees who elect to participate in the ESPP will first be granted options to purchase common stock under the ESPP at a time to be determined by our board of directors and such initial offering period will end on December 1, 2018.

The ESPP allows all full-time and certain part-time employees of Albireo Pharma, Inc. and any designated subsidiary to purchase shares of our common stock at a discount to fair market value. Employees will purchase shares in June and December of each year using funds deducted from their paychecks during the preceding six months. The ESPP is expected to be an important component of the benefits package that we offer to our employees. We believe that the ESPP will aid us in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in the success of the Company.

The following is a brief summary of the ESPP. This summary is qualified in its entirety by reference to the text of the ESPP, a copy of which is attached as Annex B to this proxy statement.

Summary of the ESPP

Administration. The ESPP will be administered by our compensation committee under the direction of the board of directors. The compensation committee and our board of directors has authority to interpret the ESPP and to make all other determinations necessary or advisable in administering it.

Eligibility. All full-time employees and certain part-time employees of Albireo Pharma, Inc. and any designated subsidiary who have been continuously employed for at least three (3) months prior to an offering date will be eligible to participate in the ESPP. For part-time employees to be eligible, they must have customary employment of more than five months in any calendar year and more than 20 hours per week. However, no employee shall be eligible to participate to the extent that, immediately after the grant, (i) that employee would own stock and/or options or securities to purchase stock possessing 5% or more of the combined voting power or the value of all classes of stock of the Company, or (ii) his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate that exceeds $25,000 for each calendar year in which such rights are outstanding and exercisable. As of April 1, 2018, approximately 15 employees, plus any employees of any designated subsidiary, if any, will be eligible to participate in the ESPP. Participation in the ESPP is at the election of each eligible employee and the amounts received by a participant under the ESPP depend on the fair market value of our common stock on future dates; therefore, the benefits or amounts that will be received by any participant if the ESPP is approved by our stockholders are not currently determinable.

Shares Available for Issuance. Assuming the ESPP is approved by our stockholders at the 2018 annual meeting of stockholders, there will be 300,000 shares of our common stock available for issuance under the ESPP, subject to adjustment upon changes in capitalization of the Company.

Participation. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount not less than 1% nor greater than 15% of his or her “eligible earnings” (i.e., total base salary, and excluding overtime pay, bonuses, employee benefit plans or other additional payments) for each full payroll period in the offering period. The maximum number of shares of common stock that may be purchased by any participant during an offering period shall equal 3,000. To ensure that IRS share limitations are not exceeded, we do not accept contributions from an individual participant in excess of $25,000 per calendar year.

Purchases. Eligible employees enroll in a six month offering period during the open enrollment period prior to the start of that offering period. A new offering period begins approximately every June 1 and December 1. At the end of each offering period, the accumulated deductions, are used to purchase shares of our common stock from us during an offering period. Shares are purchased at a price equal to 85% of the lower of the fair market value of our common stock on the first business day or the last business day of an offering period. On April 2, 2018, the closing market price per share of our common stock was $32.12 as reported by The Nasdaq Stock Market.

Termination of Employment. If a participating employee voluntarily resigns or is terminated by the Company prior to the last day of an offering period, the employee’s option to purchase terminates and the amount in the employee’s account is returned to the employee.

Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent or distribution to a designated beneficiary upon the participant’s death) by the participant.

Adjustments upon Change in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by unexercised options under the ESPP, the number of shares of common stock which have been authorized for issuance under the ESPP but are not yet subject to options, the maximum number of shares of common stock that may be purchased by a participant in an offering period, as well as the price per share of common stock covered by each unexercised option under the ESPP, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock.

In the event of the proposed dissolution or liquidation of the Company, any offering period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by our board of directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the ESPP shall be assumed or an equivalent option shall be substituted by such successor corporation unless the board of directors determines, in its sole discretion and in lieu of such assumption or substitution, to shorten an offering period then in progress.

Participation Adjustment. If the number of unsold shares that are available for purchase under the ESPP is insufficient to permit exercise of all rights deemed exercised by all participating employees, a participation adjustment will be made, and the number of shares purchasable by all participating employees is reduced proportionately. Any funds remaining in a participating employee’s account after such exercise are refunded to the employee, without interest.

Amendment. The board of directors may amend the ESPP at any time and in any respect unless stockholder approval of the amendment in question is required under Section 423 of the Code, any national securities exchange or system on which our common stock is then listed or reported, or under any other applicable laws, rules, or regulations.

Termination. The board of directors may terminate the ESPP at any time and for any reason or for no reason, provided that no termination shall impair any rights of participating employees that have vested at the time of termination. Without further action of the board of directors, the ESPP shall terminate on April 6, 2028 or, if earlier, at such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

U.S. Federal Income Tax Consequences. The ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

•	the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

•	an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the Company.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the 2018 annual meeting of stockholders is required to approve the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ALBIREO PHARMA, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2018. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2017 and 2016. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Ernst & Young LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2018.

Current Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2017 and 2016, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2016	2017
Audit fees(1)	$904,710	$999,500
Audit related fees	—	—
Tax fees(2)	—	115,810
All other fees	—	—
Total	$904,710	$1,115,310

(1)	Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits).
(2)	Tax fees consisted of tax advisory and compliance services related to federal, state, local and foreign taxes.

There were no services that were approved by the audit committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit).

Prior Independent Registered Public Accounting Firm Fees

At the completion of the Biodel Transaction on November 3, 2016, our audit committee approved the dismissal of BDO USA, LLP (“BDO”) as our independent registered public accounting firm upon completion of the audit of Biodel Inc. for the fiscal year ended September 30, 2016. On December 22, 2016, the audit of Biodel Inc. was completed and Biodel’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 was filed. At the completion of the Biodel Transaction, on November 3, 2016, our board of directors engaged Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2016. Ernst & Young LLP had previously audited the financial statements of Albireo Limited beginning with the year ended December 31, 2014.

The reports of BDO on Biodel’s financial statements for each of the two fiscal years ended September 30, 2015 and September 30, 2014, as well as the report of BDO on Biodel’s financial statements for the fiscal year ended September 30, 2016, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Biodel’s financial statements for each of the two fiscal years ended September 30, 2015 and September 30, 2014 and the audit of the Company’s financial statements for the fiscal year ended September 30, 2016, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports.

The following table presents fees for professional audit services rendered by BDO, for the audit of Biodel’s financial statements for the year ended September 30, 2016, and fees billed for other services rendered by BDO during that period.

2016
Audit fees(1)	$166,403
Audit related fees	—
Tax fees(2)	52,289
All other fees	—
Total	$218,692

(1)	Represents $141,075 for audit fees and $25,328 for review of proxies.
(2)	Tax fees consist principally of assistance with federal, state and local tax compliance and reporting, including Section 280G assessment.

The percentage of services set forth above in the categories audit related fees, tax fees, and all other fees, that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 100%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members, such as the chairman. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CORPORATE CODE OF CONDUCT AND ETHICS

Following the completion of the Biodel Transaction on November 3, 2016, we adopted a new corporate code of conduct and ethics, which applies to our principal executive officer, our principal financial and accounting officer and all of our other employees. We have posted a copy of the code on our website at www.albireopharma.com. Disclosure regarding any amendments (other than technical, administrative or other nonsubstantive amendments) to, or waivers from, provisions of the code that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by The Nasdaq Stock Market LLC.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2019 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 27, 2018. To be considered for presentation at the 2019 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 8, 2019 and no later than March 10, 2019. Proposals that are not received in a timely manner will not be voted on at the 2019 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Albireo Pharma, Inc., 10 Post Office Square, Suite 502 South, Boston, MA 02109.

Boston, Massachusetts

April 24, 2018

ANNEX A

ALBIREO PHARMA, INC.

2018 EQUITY INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Albireo Pharma, Inc. 2018 Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant pertaining to a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant: (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Change of Control means the occurrence of any of the following events (unless otherwise specified in an Agreement):

Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or

Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company on June 8, 2018, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

provided, that if any payment or benefit payable hereunder upon or following a Change of Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change of Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code.

Code means the United States Internal Revenue Code of 1986, as amended, including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means Albireo Pharma, Inc., a Delaware corporation.

Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Corporate Transaction means the Company is consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity, other than a transaction to merely change the state of incorporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include Participant’s Survivors where the context requires.

Performance Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.

Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals, in each case, in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.

Plan means this Albireo Pharma, Inc. 2018 Equity Incentive Plan.

Securities Act means the Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a)	The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of:

(i) 1,200,000 Shares; plus

(ii) up to 1,078,870 shares of Common Stock that are represented by awards granted under the Company’s 2016 Equity Incentive Plan, the Company’s 2010 Stock Incentive Plan or the Company’s 2017 Inducement Equity Incentive Plan (which includes up to 117,000 shares of Common Stock represented by awards granted under the Company’s 2017 Inducement Equity Incentive Plan) that are forfeited, expire or are cancelled without delivery of shares of Common Stock on or after June 8, 2018; or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the Plan; provided that no more than 2,278,870 such shares may be granted under the Plan as ISOs.

(b) If an Option ceases to be “outstanding,” in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan, subject, in the case of ISOs, to any limitations under the Code. Notwithstanding the foregoing: (i) if a Stock Right is exercised, in whole or in part, by the tender or withholding of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the gross number of Shares that were subject to the Stock Right or portion thereof and not the net number of Shares actually issued; and (ii) any Shares purchased on the open market from the proceeds of an exercise of a Stock Right shall not be available for issuance pursuant to this Plan.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

(a) Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b) Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided however that in no event shall Stock Rights to be granted to any non-employee director under the Plan in any calendar year exceed an aggregate grant date fair value of $300,000, except that the foregoing limitation shall not apply to awards made (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on the Board or any Committee thereof or (ii) in connection with a non-employee director initially joining the Board of Directors;

(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; provided, however, except in the case of (i) death, disability or retirement of the Participant or (ii) a Change of Control, Stock Rights shall not vest, and any right of the Company to restrict or reacquire Shares subject to a Stock Grant shall not lapse, less than one (1) year from the date of grant and any Stock Right subject to the satisfaction of Performance Goals over a performance period shall be subject to a performance period of not less than one year, provided that any time-based vesting with respect to such Stock Right or Stock Grant may accrue incrementally pursuant to the terms of such Stock Right or Stock Grant over such one-year period; and provided further that, notwithstanding the foregoing, Stock Rights may be granted having time-based vesting of less than one (1) year from the date of grant so long as no more than five percent (5%) of the Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 25 of this Plan) may be granted in the aggregate pursuant to such awards other than Stock Rights granted to non-employee directors paid in lieu of cash fees; in addition no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying shares;

(e) Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(f) Determine, or make any adjustments in, the Performance Goals included in any Performance-Based Awards; and

(g) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a) Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)	Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)	Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)	Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a stockholders’ agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b) ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum Standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains;

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

(d) Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that, the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued, provided that dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents may accrue but shall not be paid prior to, and may be paid only to the extent that, the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	PERFORMANCE BASED AWARDS.

The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, and any dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents that accrue shall only be paid in respect of the number of Shares earned in respect of such Performance-Based Award.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.	RIGHTS AS A STOCKHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b) Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c) The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e) A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

(f) Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a) All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b) A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a) In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a) All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a) The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.

(a) Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be increased or decreased proportionately, and appropriate adjustments shall be made, including in the exercise or purchase price per share and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

(b) Corporate Transactions. In the case of a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Paragraph 25(b)), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

Notwithstanding the foregoing, in the event the Corporate Transaction also constitutes a Change of Control, then all Options outstanding on the date of the Corporate Transaction shall vest in full immediately prior to the occurrence of the Change of Control, unless such Options are to be assumed by the acquiring or surviving entity in the Corporate Transaction, in which case they shall retain their original vesting schedule.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d) Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to, the effect of any Corporate Transaction and Change of Control, and subject to Paragraph 4, its determination shall be conclusive.

(e) Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may in its discretion refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

26.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

29.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

30.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

31.	TERMINATION OF THE PLAN.

The Plan will terminate on April 6, 2028, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

32.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, the Administrator may not without stockholder approval reduce the exercise price of an Option or cancel any outstanding Option in exchange for a replacement option having a lower exercise price, any Stock Grant, any other Stock-Based Award or for cash. In addition, the Administrator not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 32 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

33.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

34.	SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the

Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

35.	INDEMNITY.

Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

36.	CLAWBACK.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect, if any, is triggered.

37.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

ANNEX B

ALBIREO PHARMA, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2018 Employee Stock Purchase Plan (the “Plan”) of Albireo Pharma, Inc. (the “Company”).

1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the common stock, $0.01 par value per share, of the Company.

(d) “Company” shall mean Albireo Pharma, Inc., a Delaware corporation.

(e) “Compensation” shall mean total base salary received by the Employee from the Company or a Designated Subsidiary that is taxable income for federal income tax purposes, excluding (i) payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation received from the Company or a Designated Subsidiary, and (ii) relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase or similar plan of the Company or a Designated Subsidiary.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any person who is employed by the Company or one of its Designated Subsidiaries for tax purposes and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(j) “Exercise Date” shall mean the last business day of each Offering Period of the Plan.

(k) “Exercise Price” shall mean with respect to an Offering Period, an amount equal to 85% of the fair market value (as defined in paragraph 7(b)) of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(l) “Offering Date” shall mean the first business day of each Offering Period of the Plan.

(m) “Offering Period” shall mean a period of six (6) months as set forth in paragraph 4 of the Plan.

(n) “Plan” shall mean this Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan.

(o) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who has been continuously employed as an Employee for three (3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan and further, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code. All Employees granted options under the Plan with respect to any Offering Period will have the same rights and privileges except for any differences that may be permitted pursuant to Section 423.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock as defined in paragraph 7(b) (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, or (iii) to purchase more than 3,000 shares (subject to any adjustment pursuant to paragraph 18) of Common Stock in any one Offering Period. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph 3(b).

4. Offering Periods. The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on June 1 and December 1 of each year or the first business day thereafter (or at such other time or times as may be determined by the Board). The initial Offering Period shall commence at a time to be determined by the Board and shall end on December 1, 2018 (the “Initial Offering Period”).

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing an Enrollment Form provided by the Company and filing it with the Company or its designee at least fifteen (15) days prior to the applicable Offering Date, unless a later time for filing the Enrollment Form is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Form and its submission may be electronic as directed by the Company. The Enrollment Form shall set forth the percentage of the participant’s Compensation (which shall be not less than one percent (1%) and not more than fifteen percent (15%) to be paid as Contributions pursuant to the Plan.

(b) Payroll deductions shall commence with the first payroll following the Offering Date, unless a later time is set by the Board with respect to a given Offering Period, and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the Enrollment Form is applicable, unless sooner terminated as provided in paragraph 10.

6. Method of Payment of Contributions.

(a) Each participant shall elect to have payroll deductions made on each payroll during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant’s

Compensation on each such payroll (or such other percentage as the Board may establish from time to time before an Offering Date). All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or, on one occasion only during the Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new Enrollment Form authorizing a change in the deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Form, if the Enrollment Form is completed at least ten (10) business days prior to such date, and, if not, as of the beginning of the next succeeding payroll period.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b), a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250. Payroll deductions shall recommence at the rate provided in such participant’s Enrollment Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Exercise Price; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12. The fair market value of a share of the Common Stock shall be determined as provided in paragraph 7(b).

(b) The fair market value of the Common Stock on a given date shall be (i) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last sale price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), on the composite tape or other comparable reporting system; or (ii) if the Common Stock is not listed on a national securities exchange and such price is not regularly reported, the mean between the bid and asked prices per share of the Common Stock at the close of trading in the over-the-counter market.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to the option will be purchased for him or her at the applicable Exercise Price with the accumulated Contributions in his or her account. If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form, except that the Board may determine that such shares shall be held for each participant’s benefit by a broker designated by the Board. Any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in paragraph 10 below. Any other amounts left over in a participant’s account after an Exercise Date shall be returned to the participant.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company or its designee. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised), the Company shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee’s account not applied to the purchase of shares pursuant to this paragraph 12 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13. Administration. The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

14. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations shall be made either in writing or by electronic delivery as directed by the Company.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by unexercised options under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but are not yet subject to options under paragraph 12(a) (collectively, the “Reserves”), the maximum number of shares of Common Stock that may be purchased by a participant in an Offering Period set forth in paragraph 3(b), as well as the price per share of Common Stock covered by each unexercised option under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

In the event of the proposed dissolution or liquidation of the Company, an Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets, merger or other reorganization, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets, merger or other reorganization, the consideration (whether stock, cash or other securities or property) received in the sale of assets, merger or other reorganization by holders of Common Stock for each share of Common Stock held on the effective date of such transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets, merger or other reorganization.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a) The Board may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant provided that an Offering Period may be terminated by the Board on an Exercise Date or by the Board’s setting a new Exercise Date with respect to an Offering Period then in progress if the Board determines that termination of the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Offering Period would cause the Company to incur adverse accounting charges in the generally-accepted accounting rules applicable to the Plan. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Information Regarding Disqualifying Dispositions. By electing to participate in the Plan, each participant agrees to provide any information about any transfer of shares of Common Stock acquired under the Plan that occurs within two years after the first business day of the Offering Period in which such shares were acquired as may be requested by the Company or any Subsidiaries in order to assist it in complying with the tax laws.

23. Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee.

24. Rights as a Stockholder. Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of shares covered by an option. No Employee shall have any right as a stockholder unless and until an option has been exercised, and the shares underlying the option have been registered in the Company’s share register.

25. Term of Plan. The Plan became effective upon its adoption by the Board on April 6, 2018 and shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 19.

26. Applicable Law. This Plan shall be governed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – Q U I C K « « « E A S Y

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ALBIREO PHARMA, INC.	Your internet vote authorizes the named proxies to
vote your shares in the same manner as if you marked,
signed and returned your proxy card. Votes submitted
electronically over the Internet must be received by
11:59 p.m., Eastern Time, on June 7, 2018.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this

1.	To elect three Class II directors to serve three-year terms expiring in 2021:	FOR the Nominees listed below	WITHHOLD AUTHORITY to vote for the nominees listed below	FOR ALL EXCEPT as indicated to the contrary below

	ELECTION OF DIRECTORS	☐	☐	☐
NOMINEES:

01 Ronald H.W.Cooper

02 Anne Klibanski, M.D.

03 Stephanie S. Okey, M.S.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below: EXCEPTIONS

2.	To approve the Albireo Pharma, Inc. 2018 Equity Incentive Plan.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	To approve the Albireo Pharma, Inc. 2018 Employee Stock Purchase Plan.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as Albireo’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature                                                                                          Signature                                                                                  Date                     , 2018

Please sign exactly as the name appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporation, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

The 2018 Proxy Statement and the 2017 Annual Report to Stockholders are available at:

http://ir.albireopharma.com/2018annualmeeting.cfm

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

ANNUAL MEETING OF STOCKHOLDERS OF

ALBIREO PHARMA, INC.

June 8, 2018, 8:30 a.m. ET

10 Post Office Square, Suite 502 South, Boston, Massachusetts 02109

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED APPOINTS DAVID CHISWELL, PH.D. AND THOMAS A SHEA AND EACH OF THEM (THE “PROXIES”), AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE SHARES OF COMMON STOCK OF ALBIREO PHARMA, INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON APRIL 18, 2018 AT THE ANNUAL MEETING OF STOCK HOLDERS OF ALBIREO PHARMA, INC. TO BE HELD ON JUNE 8, 2018 OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. This proxy, when properly executed, will be voted as specified above. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TO THE COMPANY PROMPTLY.